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                                                                   EXHIBIT 10.16

                           LOAN AND SECURITY AGREEMENT

            THIS LOAN AND SECURITY AGREEMENT (the "AGREEMENT") dated as of July 13, 2004, is entered into by and among ASHFORD FINANCE SUBSIDIARY I LP, a Delaware limited partnership ("BORROWER"), each of the Credit Parties signatory hereto (the "CREDIT PARTIES") and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("LENDER").

            WHEREAS, Borrower has requested that Lender make available to Borrower a revolving credit facility (the "LOAN") in a maximum principal amount at any time outstanding of up to Forty-Five Million Five Hundred Fifty Thousand Dollars ($45,550,000) (the "FACILITY CAP"), the proceeds of which shall be used by Borrower to fund the generation and purchase of Eligible Receivables (the "BUSINESS") (or the reimbursement to Borrower of the purchase price in respect of the acquisition of Mortgage Loans which are to be pledged as Collateral on the Closing Date) and for payment to the Lender of the sums provided for in the Agreement;

            WHEREAS, Borrower is willing to grant Lender, a Lien on and security interest in the Collateral to secure the Loan; and

            WHEREAS, Lender is willing to make the Loan available to Borrower upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower and Lender hereby agree as follows:

I.    DEFINITIONS

      1.1   General Terms

            For purposes of the Loan Documents and all Annexes thereto, in addition to the definitions above and elsewhere in this Agreement or the other Loan Documents, the terms listed in Appendix A hereto shall have the meanings given such terms in Appendix A, which is incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A, this Agreement and any agreement or contract referred to herein or in Appendix A shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A or elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

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II.   LOAN, PAYMENTS, INTEREST AND COLLATERAL

      2.1   THE LOAN

            (a) Subject to the provisions of this Agreement, Lender agrees to make Advances to Borrower under the Loan from time to time during the Revolving Period; provided, that (i) the Advances at any time outstanding under the Loan shall not exceed the lesser of (A) the Facility Cap minus the Interest Reserve and (B) the Availability and (ii) in the event Borrower has made a mandatory prepayment of the Loan pursuant to Section 2.8(c), if Borrower has submitted to Lender for its consideration a replacement Eligible Receivable within ninety
(90) days of such prepayment, and Lender has approved inclusion of such Eligible Receivable in the Borrowing Base in accordance with the terms and conditions of this Agreement, the Advance made to Borrower pursuant to this Section 2.1 in respect of such Eligible Receivable shall be in an amount equal to such mandatory prepayment. The Loan is a revolving credit facility which may be drawn, repaid and redrawn from time to time as permitted under this Agreement. Unless otherwise permitted by Lender, each Advance shall be in an amount of no less than Three Million Dollars ($3,000,000) or more than Fifteen Million Dollars ($15,000,000). No more than two (2) Advances may be made in any calendar month for the period running from the Closing through January 13, 2005, and no more than one (1) Advance may be made in any calendar month for the period running from January 13, 2005 through the last day of the Revolving Period; provided, however, that, notwithstanding the foregoing, Lender shall make additional Advances during such periods subject to the payment by Borrower, to Lender, of a Two Thousand Dollar ($2,000) administrative fee for each such Advance in excess of the number permitted above in any calendar month. Subject to the provisions of this Agreement, Borrower may request Advances up to and including the value, in Dollars of one hundred percent (100%) of the Borrowing Base, minus amounts reserved pursuant to this Agreement (such calculated amount being referred to herein as the "AVAILABILITY"). Advances under the Loan automatically shall be made for the payment of interest on the Notes and other Obligations on the date when due to the extent available and as provided for herein. Lender shall have the right to establish and readjust from time to time, upon not less than sixty (60) days prior written notice to Borrower, and in Lender's Permitted Discretion, reserves (other than the Interest Reserve) against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Borrower under the Loan pursuant to this Agreement.

            (b) Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) of the Loan shall be reserved against the Facility Cap by Lender, and not funded on the Closing Date, as an interest reserve for the Loan (the "INTEREST RESERVE"). Subject to the general conditions for disbursement set forth in Section 2.1(a), such funds from the Interest Reserve may be disbursed monthly by Lender, in its sole discretion, to the extent that Borrower fails to make any interest or principal payment on the Loan when due. No interest shall accrue on the Interest Reserve except to the extent of funds disbursed by Lender pursuant to this
Section 2.1(b). Advances by Lender from the Interest Reserve shall become an Obligation hereunder, shall accrue interest at the Applicable Rates and be payable in accordance with this Agreement, and shall be subject to all other terms of this Agreement upon making the Advance from the Interest Reserve for such interest payments or for any other uses permitted herein. Notwithstanding the provisions of this Section 2.1(b), in no event shall Lender have any obligation to make any disbursement out of the Interest Reserve. Notwithstanding and without limiting or being limited

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by any other provision of this Agreement, upon the occurrence and continuation of an Event of Default, Lender shall have the right, in its sole discretion, to use all or any portion of the amounts in the Interest Reserve to pay any amount or Obligation hereunder and/or under the Loan, the Note, and any other Loan Documents to be applied at such time and in such manner and order as Lender shall decide in its sole discretion. Use of the Interest Reserve shall in no way waive or otherwise modify any of Borrower's Obligations hereunder, or under the Note or any other Loan Document, including, without limitation, the obligation to make monthly interest, and when applicable principal payments.

      2.2   THE NOTES; MATURITY; EXTENSION OF REVOLVING PERIOD

            (a) All Advances under the Loan shall be evidenced by the Notes, payable to the order of Lender in the principal amount of the Loan, and duly executed and delivered by Borrower. The Notes shall evidence the aggregate Indebtedness of Borrower to Lender resulting from Advances under the Loan from time to time. Lender will account to Borrower monthly with a statement of Advances under the Loan, and any charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within twenty (20) calendar days of Receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

            (b) All amounts outstanding under the Notes and all other Obligations under the Loan shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

            (c) Borrower may request that Lender extend the Revolving Period by an additional twelve (12) months upon satisfaction of the following conditions:
(i) Borrower shall have delivered to Lender written notification of such election no later than sixty (60) days prior to the first anniversary of the Closing Date, (ii) no Default or Event of Default shall have occurred and be continuing or be reasonably likely to occur, (iii) no material changes to the Mortgage Loan Collateral shall have occurred nor shall a Material Adverse Effect be reasonably likely to occur, in each case, in the sole determination of Lender, and (iv) Borrower shall have paid the Extension Fee in accordance with
Section 3.7. Lender shall notify Borrower within forty five (45) days of receipt of the notice set forth in clause (i) above whether Lender has chosen to extend the Revolving Period. Notwithstanding the foregoing or anything contained in this Agreement to the contrary and irrespective of whether the foregoing conditions have been satisfied, Lender shall have the sole right to approve such extension which approval may be granted or withheld in the sole discretion of Lender.

            (d) Lender may, at any time after the Closing Date, elect to no longer require that Notes be delivered by Borrower to evidence the Loans hereunder. In the event Lender makes such election, the following provisions shall apply:

                  (i) Lender shall maintain electronic or written records in which it will record (i) the amount of each Loan made hereunder, the type of Loan, and any applicable interest rate periods, (ii) the amount of any principal and/or interest due and payable

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      and/or to become due and payable from Borrower to Lender hereunder and
      (iii) all amounts received by Lender hereunder from Borrower.

                  (ii) The entries made in the electronic or written records maintained pursuant to subsection (i) of this Section 2.2(d) (the "REGISTER") shall be prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded; provided, however, that the failure of Lender to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans or Obligations in accordance with their terms. The Register shall be subject to the terms of Section 13.2(c).

                  (iii) Borrower agrees that upon written notice by Lender to Borrower that a promissory note or other evidence of indebtedness is requested by Lender to evidence the Loans owing or payable to, or to be made by, Lender, Borrower shall promptly (and in any event within three
      (3) Business Days of any such request) execute and deliver to Lender an appropriate promissory note or notes in form and substance reasonably acceptable to Lender and Borrower payable to the order of Lender in a principal amount equal to the amount of the Loans owing or payable to Lender.

                  (iv) All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to Borrower for cancellation) hereunder, as the same may be amended, modified, divided, supplemented and/or restated from time to time.

      2.3   INTEREST ON THE NOTES

            (a) The Borrower agrees to pay interest in respect of the outstanding principal amount of each Advance, in arrears on the fifth (5th) Business Day of each month, from the date the proceeds thereof are made available to the Borrower (i.e., the date of funding) until paid, at a rate per annum equal to the lesser of (i) the greater of (A) prior to the effectiveness of the Interest Rate Reduction Election (1) LIBOR plus six and one-quarter percent (6.25%) per annum and (2) eight and one-quarter percent (8.25%) per annum or (B) from and after the effectiveness of the Interest Rate Reduction Election (1) LIBOR plus five and three-quarters percent (5.75%) per annum and
(2) seven and three-quarters percent (7.75%) per annum and (ii) the Maximum Rate. If Lender is ever prevented from charging or collecting interest at the Applicable Rate, then the interest rate shall continue to be the Maximum Rate until such time as Lender has charged and collected the full amount of interest that would be chargeable and collectable if interest at the Applicable Rate had always been lawfully chargeable and collectable.

            (b) Borrower shall have the one-time option to reduce the interest rate set forth in Section 2.3(a)(i)(A) above (the "INTEREST RATE REDUCTION ELECTION") on or prior to the first (1st) anniversary of the Closing Date (the "INTEREST RATE REDUCTION EXPIRATION DATE"). In the event Borrower wishes to make the Interest Rate Reduction Election, Borrower shall notify Lender in writing, no later than the tenth (10th) Business Day prior to the Interest Rate Reduction Expiration Date, of its desire to make the Interest Rate Reduction Election. On the fifth (5th) Business Day after Lender's receipt of such notification, the interest rate on the Loan shall be automatically reduced to the amount set forth in Section 2.3(a)(i)(B) and the Advance Percentage

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shall be automatically reduced by five percent (5%), in each case without any further action by any party. If as a result of such reduction in the Advance Percentage Borrower is required to make a payment of principal pursuant to
Section 2.7, such payment shall be made without prepayment premium.

            (c) Whenever, subsequent to the date of this Agreement, LIBOR or the Prime Rate, as applicable, is increased or decreased, the Applicable Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in LIBOR or the Prime Rate, as applicable, on the day of such change (subject to the Maximum Rate). The monthly interest due on the principal balance of the Loan outstanding shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of 360 days and shall be calculated by determining the average daily principal balance outstanding for each day of the month in question. The daily rate shall be equal to 1/360th times the Applicable Rate (but shall not exceed the Maximum Rate). Lender may assess a late charge equal to five percent (5%) of each delinquent payment due hereunder if such payment is not paid in the manner required when such payment is due.

            (d) Lender shall determine (which determination shall, absent manifest error, be presumptively correct) LIBOR on the applicable determination date. Notwithstanding anything to the contrary contained herein, Lender shall not be required to purchase United States dollar deposits in the London interbank market or other applicable LIBOR market to fund any Advances, but the provisions hereof shall be deemed to apply as if Lender had purchased such deposits to fund the Advances.

            (e) If Lender determines in good faith (which determination shall be conclusive and binding upon Borrower to the extent made in good faith by Lender) that Dollar deposits of the relevant Advance amount are not available in the London Interbank Market or the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining a LIBOR Advance, or that by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining LIBOR, Lender promptly shall give notice of such determination to Borrower. If such notice is given (i) any Advances requested to be made on the first day of such Interest Period shall be made as Prime Rate Advances and (ii) any outstanding LIBOR Advances shall be converted to Prime Rate Advances. At such time as such condition no longer exists, Lender shall withdraw such notice, and until such notice has been withdrawn by Lender, no further LIBOR Advances shall be made.

            (f) In the event that, after the date hereof, by reason of a change in any law, regulation or requirement or interpretation thereof by any Governmental Authority, or the imposition of any requirement of any such Governmental Authority, whether or not having the force of law, including the imposition of any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Requirements), Lender shall be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than Excluded Taxes) and if any such measures shall result in an increase in the cost to Lender of maintaining any LIBOR Advance or in a reduction in the amount of principal or interest receivable by Lender in respect thereof, then Borrower shall pay to Lender, within ten (10) days after receipt of a notice from Lender (which notice shall be accompanied by a statement in reasonable detail setting forth the basis for the calculation thereof, which calculation, in the

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absence of manifest error, shall be presumptively correct), an amount equal to such increased cost or reduced amount. At any time after receipt of such notice Borrower may convert all LIBOR Advances to Prime Rate Advances, and such conversion shall be effective three (3) Business Days after Lender has received notice from Borrower of such conversion.

            (g) If at any time a change in any law, treaty or regulation, or any interpretation thereof by any Governmental Authority shall make it unlawful for Lender to fund or maintain its share of any LIBOR Advance, then, upon the occurrence of such event, Lender shall notify Borrower thereof and thereupon (i) the right of Borrower to request any LIBOR Advance shall be suspended for the duration of such illegality and (ii) if required by such law, treaty, regulation or interpretation, on such date as shall be specified in such notice all LIBOR Advances shall be deemed converted to Prime Rate Advances. If any such conversion of a LIBOR Advance occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to Lender such amounts, if any, as may be required pursuant to Section 2.3(h) below.

            (h) In addition to any other payments payable by Borrower to Lender pursuant to the Loan Documents, Borrower shall indemnify Lender and hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (i) default by Borrower in making any prepayment in full of the Loans to the extent consisting in whole or in part of LIBOR Advances after Borrower has given the third (3rd) notice thereof in any calendar year in accordance with the provisions of this Agreement, (ii) default by Borrower in making any prepayment of a LIBOR Advance after Borrower has given the third
(3rd) notice thereof in any calendar year in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of a LIBOR Advance on a day which is not the last day of an Interest Period with respect thereto. With respect to LIBOR Advances, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the Applicable Rate for such LIBOR Advances provided for herein over (B) the amount of interest (as determined by Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

            (i) The Loan shall initially be a LIBOR Advance. Borrower shall have no right to request that the Loan be converted to a Prime Rate Advance. Lender shall have the option at any time, in its sole discretion, to convert the LIBOR Advance to a Prime Rate Advance (a "PRIME RATE CONVERSION"). In the event Lender elects to make a Prime Rate Conversion, Lender shall deliver written notice thereof to Borrower at least one (1) Business Day prior to the effective date of such conversion. Any Prime Rate Conversion shall (i) be at no cost to Borrower and (ii) occur in such a manner that the Applicable Rate after the Prime Rate Conversion shall equal the Applicable Rate immediately prior to the Prime Rate Conversion and shall continue to be equal to the Applicable Rate which would have been in effect hereunder from time to time as if no Prime Rate Conversion had occurred, for so long as such Advances continue as Prime Rate Advances.

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            (j) Notwithstanding anything to the contrary contained herein, no
Credit Party shall be required to make any payments to Lender pursuant to
Section 2.3(f) or (h) or Section 6.15 relating to any period of time which is greater than 180 days prior to the date Lender demands payment of such amount.

            (k) Lender agrees that, upon the occurrence of any event giving rise to an increase, cost or additional payment obligation pursuant to Section 2.3(f) or (g) with respect to Lender, or to avoid the unavailability of LIBOR pursuant to Section 2.3(e), it will, if requested by Borrower, use reasonable efforts (subject to reimbursement by the Borrower of any out-of-pocket costs incurred by Lender) to designate another lending office for any Advances affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of Lender, cause Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage.

      2.4   LOAN DISBURSEMENTS; REQUIREMENT TO DELIVER BORROWING CERTIFICATE

            So long as no Default or Event of Default shall have occurred and be continuing, Borrower may give Lender irrevocable written notice (which may be delivered via e-mail attachment, so long as it is signed by a Responsible Officer) requesting an Advance under the Loan by delivering to Lender not later than 12:00 noon (New York City time) at least five (5) Business Days before the proposed Business Day on which such requested Advance is to be made (each, a "BORROWING DATE"), a completed Borrowing Certificate requesting such Advance accompanied by relevant supporting documentation satisfactory to Lender in its sole discretion, which shall (a) specify the proposed Borrowing Date of such Advance, (b) specify the principal amount of such requested Advance, and (c) certify the matters contained in Section 4.2 (subject to (i) the update of the Schedules hereto and (ii) the passage of not less than ten (10) Business Days from the date of receipt by Lender of the last Funding Item required by Lender in connection with such Advance) and, to the extent applicable, provide calculations evidencing satisfaction of the conditions set forth in Section 4.2. On the first Business Day of each fiscal quarter during the Term (and after the occurrence and during the continuation of a Default or Event of Default, more frequently if Lender shall so request) until the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) are indefeasibly paid in cash in full and this Agreement is terminated and each time a request for an Advance is made, Borrower shall deliver to Lender a Borrowing Certificate accompanied by a roll forward of the Borrower's Accounts with a representation as to whether the conditions precedent contained in
Section 4.2 are satisfied as of the date of such Borrowing Certificate and such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Lender shall request in its Permitted Discretion. On each Borrowing Date, Borrower irrevocably authorizes Lender to disburse the proceeds of the requested Advance to the applicable account(s) of Borrower specified in the applicable Borrowing Certificate, each of which accounts shall constitute one or more of the accounts set forth on Schedule 2.4, in all cases for credit to Borrower (or to such other account as to which Borrower shall instruct Lender in writing) via Federal funds wire transfer no later than 3:00 p.m. (New York City time). Notwithstanding anything to the contrary in this Agreement, Lender shall be entitled to rely upon the authority of a Responsible Officer of Borrower for communications with and instructions from Borrower

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until Lender has actually received written notice from Borrower that such officer no longer has such authority.

      2.5   LOAN COLLECTIONS; REPAYMENT; BORROWING AVAILABILITY AND BLOCKED
ACCOUNT

            Borrower shall maintain one or more blocked accounts (individually and collectively, the "BLOCKED ACCOUNT") with one or more banks acceptable to Lender (each, a "BLOCKED ACCOUNT BANK"), and shall execute with each Blocked Account Bank one or more agreements acceptable to Lender which shall provide that, among other things (a) Lender's first priority Lien in such Blocked Account is perfected, (b) subject to Section 2.5(c), on the fifth (5th) Business Day of each calendar month, such Blocked Account Bank shall transfer all funds on deposit in such Blocked Account into a depository account or accounts maintained by Lender or an Affiliate of Lender at such bank as Lender may direct from time to time (the "CONCENTRATION ACCOUNT") and (c) following the occurrence and during the continuance of a Triggering Event, such Blocked Account Bank shall honor all instructions received from Lender concerning such Blocked Account, including, without limitation, at Lender's direction, the transfer of all funds on deposit in such Blocked Account into the Concentration Account (individually and collectively, the "BLOCKED ACCOUNT AGREEMENTS"), and such other agreements related thereto as Lender may require. Borrower shall ensure that all collections of its Accounts and all other proceeds of Collateral are paid and delivered directly into the appropriate Blocked Account. To the extent any such collections of Accounts and all other proceeds of Collateral are not paid and delivered directly into a Blocked Account but are received by Borrower, such collections and proceeds shall be held in trust for the benefit of Lender and remitted immediately by the Borrower for deposit to a Blocked Account. Notwithstanding and without limiting any other provision of any Loan Document, Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Blocked Account Agreement and this Section
2.5 in such order and manner as noted in Section 2.16. Borrower acknowledges and agrees that compliance with the terms of this Section 2.5 is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Lender may have hereunder, under any other Loan Document, under applicable law or at equity, upon each and every failure by Borrower to comply with any such terms Lender may consider such failure to be a Default or an Event of Default. All funds deposited into the Blocked Account shall be applied to reduce the Obligations under the Loan pursuant to Section 2.16. If as the result of collections of Accounts and/or any other cash payments delivered by Borrower pursuant to this Section 2.5 a credit balance exists with respect to the Blocked Account, such credit balance shall not accrue interest in favor of Borrower (except in accordance with the Blocked Account Agreements), but shall be available to the Borrower in accordance with the terms of this Agreement. Each Foreclosure Subsidiary shall ensure that all cash payments received or to be received by it are paid or directed to be paid into a Blocked Account.

      2.6   PROMISE TO PAY; MANNER OF PAYMENT.

            Borrower absolutely and unconditionally promises to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Obligations payable, hereunder or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim, notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including

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obsolescence of any property or improvements. Any payments made by Borrower
(other than payments automatically paid through Advances under the Loan as provided herein or with funds contained in the Blocked Account), shall be made only by wire transfer on the date when due, without offset, deduction or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Lender to Borrower from time to time. Any such payment received after 2:00 p.m. (New York City time) on any date shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

      2.7   REPAYMENT OF EXCESS ADVANCES

            (a) Any balance of Advances under the Loan outstanding at any time in excess of the lesser of (a) the Facility Cap minus the Interest Reserve and
(b) Availability shall be due and payable by Borrower within forty-five (45) days of notice from Lender, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.6 and, notwithstanding any other provision of this Agreement, shall be an Event of Default if not so paid. Lender may, at any time and in its sole discretion, require a new appraisal conducted by an appraiser selected by Lender of any or all of the Mortgage Loan Collateral for the Eligible Receivables in order to determine whether an overadvance exists, and if Lender determines an overadvance exists based on the results of such appraisal, Borrower shall pay such excess amount in accordance with the immediately preceding sentence. Any appraisal prepared pursuant to this Section 2.7(a) shall be based upon appraisal criteria and methodology that are consistent with those utilized in the appraisal approved by Lender in connection with the addition of the relevant Mortgage Loan to the Borrowing Base. All costs and expenses of such appraisal shall be at Borrower's expense; provided, that Borrower shall only be obligated to pay for three (3) such appraisals of any particular Hotel during the Term and no more than one (1) per calendar year.

            (b) Notwithstanding the foregoing, in lieu of paying such excess amounts, Borrower shall have the option, at the election of Borrower, to add Eligible Receivables to the Borrowing Base. Such addition of Eligible Receivables shall be subject to the same terms and conditions as are applicable to a request for an Advance pursuant to Sections 2.4 and 4.2.

      2.8   OTHER MANDATORY PREPAYMENTS; VOLUNTARY PREPAYMENTS

            In addition to and without limiting any provision of any Loan
Document:

            (a) If a Change of Control occurs that has not been consented to in writing by Lender prior to the consummation thereof, on or prior to the first Business Day following the date of such Change of Control, Borrower shall prepay the Loan and all other Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Lender under the Loan Documents.

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

            (b) If Borrower, in any transaction or series of related transactions, (i) sells any material assets (other than any Mortgage Loan) or other properties (other than sales of assets that are promptly (and in any event within 180 days) replaced with assets that are useful in the Business), (ii) sells or issues any equity or debt securities, Equity Interests or ownership interests (other than, so long as no Default or Event of Default exists, or, after giving effect thereto, otherwise results therefrom, Permitted Securities), including, but not limited to, any sale or issuance undertaken in connection with or as part of a Public Offering, (iii) receives any property damage insurance award or any other insurance proceeds of any kind (including any proceeds received by Borrower from an Account Debtor in accordance with the terms of the underlying Mortgage Loan Documents) that are not paid to a third party as a result of or relating to the incidents giving rise to such award and that, under the terms of the relevant Mortgage Loan Documents, are attributable to the principal of such Mortgage Loan (but in no event in an amount in excess of the amount that would be due to Lender upon a repayment in full of such Mortgage Loan pursuant to Section 2.8(c) below), or (iv) incurs any Indebtedness except for Permitted Indebtedness, then it shall apply one hundred percent (100%) (or such lesser amount as is required to indefeasibly pay in cash in full the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending)) of the cash proceeds thereof (net of reasonable transaction costs and expenses and taxes) to the prepayment of the Loan together with accrued interest and all other Obligations, such payment to be applied on the fifth (5th) day after receipt thereof by Borrower first, to all then unpaid fees and expenses; second, to all accrued and unpaid interest on the Loan; and third, to the principal under the Loan (with no permanent reduction in Commitments); provided, however, that the reduction of the principal balance of the Loan shall not affect the amount or timing of principal payments (other than the extent to which reductions have been made with respect to such principal payments as allocated pursuant to this paragraph) required under this Agreement until the balance of such Loan is reduced to zero. If the amount paid to Lender pursuant to clause (iii) above with respect to any Mortgage Loan equals the amount that would be due to Lender upon a repayment in full of such Mortgage Loan pursuant to Section 2.8(c), Lender shall release such Mortgage Loan from this Agreement as if such payment had been made pursuant to
Section 2.8(c).

            (c) If Borrower receives (i) any principal payments on any Mortgage Loan (other than with respect to the Wyndham Receivable, any payment specified in subclause (ii) of this Section 2.8(c)), Borrower shall prepay the Loan on the fifth (5th) day after receipt thereof by Borrower in an amount equal to the pro rata percentage of such principal payment equal to the Advance Percentage on the Mortgage Loan being repaid; provided, that if such payment received by Borrower constitutes a repayment in full of such Mortgage Loan, Borrower shall prepay the principal of the Loan in an amount such that the amount of such principal prepayment, when aggregated with all previous payments of the principal of the Loan made by Borrower on account of payments of the applicable Mortgage Loan, equals one hundred fifteen percent (115%) of the original Advance made by Lender in respect of such Mortgage Loan, whereupon (x) Lender shall execute such documents and instruments as may be necessary to release such Mortgage Loan from the Liens and security interests granted pursuant to this Agreement and the other Loan Documents, and (y) such Mortgage Loan shall no longer be considered a "Mortgage Loan" under this Agreement, or (ii) any principal payments on the Wyndham Receivable as a result of the release of any Hotel in the Wyndham Portfolio in accordance with the Wyndham Loan Documents, Borrower shall prepay the principal of the Loan in an amount equal to one

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

hundred fifteen percent (115%) of the applicable Wyndham Portfolio Allocated Loan Amount (minus the Wyndham Adjustment Amount, if any).

            (d) If any Foreclosure Subsidiary is permitted to commence an Enforcement Action against the Mortgage Loan Collateral for any Mortgage Loan as provided in Section 7.16 and Section 2.17, Borrower shall, within five (5) days of its receipt of the proceeds of a completed foreclosure proceeding with respect to such Mortgage Loan Collateral, prepay the principal of the Loan in an amount such that the amount of such principal payment, when aggregated with all previous payments of the principal of the Loan made by Borrower on account of payments of the applicable Mortgage Loan, equals one hundred fifteen percent (115%) of the original Advance made by Lender in respect of such Mortgage Loan, whereupon (i) Lender shall execute such documents and instruments as may be necessary to release such Mortgage Loan from the Liens and security interests granted pursuant to this Agreement and the other Loan Documents and (ii) such Mortgage Loan shall no longer be considered a "Mortgage Loan" for any purpose under this Agreement.

            (e) Subject to Section 2.17(a), if a Mortgage Loan that was an Eligible Receivable becomes an Ineligible Receivable, Borrower shall, on the sixtieth (60th) day following the delivery of the Ineligibility Notice by Lender to Borrower, prepay the principal of the Loan in an amount such that the amount of such principal payment, when aggregated with all previous payments of the principal of the Loan made by Borrower on account of payments of the applicable Mortgage Loan, equals the amount of one hundred fifteen percent (115%) of the Advance made hereunder on account of such Mortgage Loan, whereupon (i) Lender shall execute such documents and instruments as may be necessary to release such Mortgage Loan from the Liens and security interests granted pursuant to this Agreement and the other Loan Documents and (ii) such Mortgage Loan shall no longer be considered a "Mortgage Loan" for any purpose under this Agreement.

            (f) If Lender has prohibited the exercise of rights and remedies by any Foreclosure Subsidiary in accordance with the last sentence of Section 7.16, Borrower shall, on the thirtieth (30th) Business Day following the delivery of notice by Lender to such Foreclosure Subsidiary of such prohibition, prepay the principal of the Loan in an amount such that the amount of such principal payment, when aggregated with all previous payments of the principal of the Loan made by Borrower on account of payments of the applicable Mortgage Loan, equals the amount of the Advance made hereunder on account of such Mortgage Loan, whereupon (i) Lender shall execute such documents and instruments as may be necessary to release such Mortgage Loan from the Liens and security interests granted pursuant to this Agreement and the other Loan Documents and (ii) such Mortgage Loan shall no longer be considered a "Mortgage Loan" for any purpose under this Agreement.

            (g) Subject to Section 3.4, at any time and from time to time, Borrower shall have the right to release any Eligible Receivable from the Borrowing Base in connection with the transfer of such Eligible Receivable to any Person (including, without limitation, an Affiliate of Borrower) by prepaying the principal of the Loan in an amount such that the amount of such principal prepayment, when aggregated with all previous payments of the principal of the Loan made by Borrower on account of payments of the principal of the applicable Eligible Receivable pursuant to Section 2.8(c)(i), equals one hundred fifteen percent (115%) of the original Advance

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                                       11
made by Lender in respect of such Mortgage Loan, whereupon (i) Lender shall execute such documents and instruments as may be necessary to release such Mortgage Loan from the Liens and security interests granted pursuant to this Agreement and the other Loan Documents, and (ii) such Eligible Receivable shall no longer be considered a "Mortgage Loan" under this Agreement; provided, that in no event will Borrower or any Foreclosure Subsidiary complete a foreclosure, accept a deed in lieu of foreclosure or in any other way acquire title to any Mortgage Loan Collateral prior to making such payment and receiving such release from Lender.

            (h) Borrower shall have the right, at its option, to make a voluntary prepayment of the Loan in order to cure its non-compliance with
Section 6.14(d) so long as such prepayment is made within five (5) days of notice of such non-compliance by Lender. If such prepayment of the Loan is made pursuant to this Section 2.8(h), Borrower may, at its option, reduce the Commitment in an amount equal to such prepayment upon written notice to Lender, and upon Lender's receipt of such notice, the Commitment (and Facility Cap) shall be reduced by the amount of such prepayment.

            (i) If the Mortgage Loan in respect of the Wyndham Receivable or the Adam's Mark Hotel in Denver, Colorado becomes an Ineligible Receivable, Borrower may, at its option, on or prior to the ninetieth (90th) day following the delivery of the Ineligibility Notice by Lender to Borrower, voluntarily prepay in full in cash all Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) in accordance with the terms and conditions of Section 11.1.

            (j) If a Mortgage Loan that was an Eligible Receivable becomes an Ineligible Receivable and Lender has waived the mandatory prepayment in Section 2.8(e) in accordance with Section 2.17, in the event any Affiliate of Borrower acquires the related senior loan collateral at any foreclosure proceeding in respect thereof, and by doing so causes the value of the Mortgage Loan Collateral to become less than the Allocated Loan Amount for that Mortgage Loan, Borrower shall prepay the Loan and all other Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) in full in cash on the date of such acquisition together with accrued interest thereon to the date of prepayment and all other amounts owing to Lender under the Loan Documents.

            (k) Mandatory or optional prepayments pursuant to subsections (b) through (h) of this Section 2.8 during the Revolving Period shall not result in any permanent reduction in the Facility Cap or Lender's Commitment, except to the extent permitted pursuant to Section 2.8(h).

            (l) Notwithstanding anything to the contrary contained in this
Section 2.8, in the event Borrower would incur costs pursuant to Section 2.3(h) as a result of any payment due pursuant to this Section 2.8, Borrower, at its option, may deposit the amount of such payment with Lender in a cash collateral account until the end of the applicable Interest Period. Borrower hereby grants to Lender a security interest in all such amounts which are from time to time on deposit in such cash collateral account and expressly waives all rights (which rights Borrower

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                                       12
hereby acknowledges and agrees are vested exclusively in Lender) to exercise dominion or control over any such amounts or such cash collateral account.

      2.9   PAYMENTS BY LENDER

            (a) Should any amount required to be paid under any Loan Document be unpaid beyond any applicable cure period, such amount may be paid by Lender, which payment shall be deemed a request for an Advance under the Loan as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Lender, by way of direct payment of the relevant amount, interest or Obligations without necessity of any demand in accordance with
Section 2.6 whether or not a Default or Event of Default has occurred or is continuing. No payment or prepayment of any amount by Lender or any other Person shall entitle any Person to be subrogated to the rights of Lender under any Loan Document unless and until the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and paid indefeasibly in cash and this Agreement has been terminated. Any sums expended or amounts paid by Lender as a result of any Credit Party's failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower's account as an Advance under the Loan and added to the Obligations.

            (b) Lender shall disburse monthly, to the extent that there are funds available in any Blocked Account to make any interest and/or principal payment on the Loan when due, funds from any Blocked Account or in satisfaction of such payment. Notwithstanding the provisions of this Section 2.9(b), in no event shall Lender have any obligation to make any such disbursement out of any Blocked Account during the continuance of an Event of Default. Use of any Blocked Account shall in no way waive or otherwise modify any of Borrower's Obligations hereunder, or under the Note or any other Loan Document, including, without limitation, the obligation to make monthly interest, and when applicable principal payments.

      2.10  GRANT OF SECURITY INTEREST; COLLATERAL

            (a) To secure the payment and performance of the Obligations, each of Borrower and each Foreclosure Subsidiary hereby grants to Lender, a valid, perfected and continuing first priority security interest in and Lien upon, and pledges to Lender, all of its right, title and interest in, to and upon the following property and interests in property of such Person whether now owned or hereafter acquired:

                  (i) all tangible personal property, including without limitation all present and future Goods, Inventory and Equipment (including items of Equipment which are or become Fixtures), Computer Hardware and Software, now owned or hereafter acquired and all real property, including leasehold interests, now owned or hereafter acquired;

                  (ii) all intangible personal property, including, without limitation, all present and future Accounts, Contract Rights, Permits, General Intangibles, customer lists, Chattel Paper, Investment Property (except if obtained using amounts on deposit in the Residual Proceeds Account), Intellectual Property, Documents, Instruments, Deposit

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

      Accounts (except the Residual Proceeds Account), Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds (including, without limitation, proceeds of any life insurance policy), and all other intangible and tangible personal property relating to or arising out of any of the foregoing, including, but not limited to, the following:

                  (A) The Mortgage Loan Documents and Mortgage Loans;

                  (B) All other property whether now or hereafter owned,
            acquired or held by such Person which secures (or constitutes collateral for) any of the Mortgage Loan Documents or other instruments or agreements which evidence any of the Mortgage Loans, including without limitation, all right, title and interest in and to all financing statements perfecting such security interests in any of the foregoing;

                  (C) All financing statements perfecting the security interests of any of the foregoing;

                  (D) All Supporting Obligations in respect of the Mortgage
            Loans;

                  (E) All right, title and interest of such Person in and to all insurance policies pertaining to or obtained by any Account Debtor or such Person in connection with, or arising out of, any Mortgage Loan Document;

                  (F) All right, title and interest of such Person in and to all commitments and other agreements to purchase any Mortgage Loans;

                  (G) All right, title and interest of such Person in and to all collections on, and proceeds of or from, any and all of the foregoing (collectively, "COLLECTIONS");

                  (H) All files, surveys, certificates, correspondence,
            appraisals, computer programs, software, tapes, discs, cards, accounting records, and other records, information, and data of such Person relating to the Mortgage Loans (including all information, data, programs, tapes, discs and cards necessary to administer and service such Mortgage Loans);

                  (I) All now existing or hereafter arising rights to service, administer and/or collect Mortgage Loans and all rights to the payment of money on account of such servicing, administration and/or collection activities; and

                  (J) All contract rights, accounts, rights to payment of money, and general intangibles, relating to such documents and contracts described in (A) through (I) above and as to all such Collateral described in (A) through this subparagraph (J) whether now existing or hereafter at any time acquired or arising; and

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                                       14

                  (iii) any and all additions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

            (b) Borrower shall promptly notify Lender of any Commercial Tort Claims in which Borrower or any Foreclosure Subsidiary has an interest arising after the Closing Date and shall provide all necessary information concerning each such Commercial Tort Claim and make all necessary filings with respect thereto to perfect Lender's first priority security interest therein.

            (c) Each of Borrower and each Foreclosure Subsidiary has full right and power to grant to Lender a perfected, first priority security interest and Lien on the Collateral pursuant to this Agreement, subject to the following sentence. Upon the execution and delivery of this Agreement, and upon the filing of the necessary financing statements and/or appropriate filings and/or delivery of the necessary certificates evidencing an equity interest, control and/or possession, as applicable, without any further action, Lender will have a good, valid and first priority (other than with respect to property or assets covered by Permitted Liens) perfected Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person, except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those on behalf of Lender. Borrower is not party to any agreement, document or instrument that conflicts with this Section 2.10.

            (d) It is acknowledged and agreed that the Collateral shall not include the Residual Proceeds Account or any sums held therein or Investment Property acquired with any such sums or any of Borrower's rights thereto. Borrower shall have the unfettered right at any time to withdraw sums from the Residual Proceeds Account.

      2.11  COLLATERAL ADMINISTRATION

            (a) All Collateral (except Deposit Accounts and Collateral in the possession of Custodian) will at all times be kept by Borrower at the locations set forth on Schedule 5.18B hereto, and shall not, without thirty (30) calendar days prior written notice to Lender, be moved therefrom other than to another such location, and in any case shall not be moved outside the continental United States. Each of Borrower and each Foreclosure Subsidiary hereby agrees to deliver to the Custodian, the Custodian Deliverables promptly but in any event within five (5) Business Days of any Advance made in respect of the underlying Account. All Accounts shall, regardless of their location, be deemed to be under Lender's dominion and control and deemed to be in Lender's possession. Any of Lender's officers, employees, representatives or agents shall have the right upon reasonable notice, at any time during normal business hours, in the name of Lender, or any designee of Lender or Borrower or any Foreclosure Subsidiary, to verify the validity, amount or any other matter relating to the Collateral. Each of Borrower and each Foreclosure Subsidiary shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process. Each of Borrower and each Foreclosure Subsidiary shall endeavor in the first instance to make collection of its respective Accounts for Lender.

            (b) As and when determined by Lender in its sole discretion, Lender will perform the searches described in clauses (i) and (ii) below against each of Borrower and each Foreclosure Subsidiary: (i) UCC searches with the Secretary of State and local filing offices of

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                                       15
each jurisdiction where such Person is organized and/or maintains its executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above.

            (c) Upon Lender's request, each of Borrower and each Foreclosure Subsidiary shall promptly deliver to Lender or Custodian all items for which Lender must receive possession to obtain a perfected Lien and security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar Instruments constituting Collateral, in each case to the extent not already in possession of Lender or Custodian, or in the case of a participation interest, in possession of the participating lender.

            (d) Each of Borrower and each Foreclosure Subsidiary shall keep accurate and complete records of the Collateral and all payments and collections thereon and shall submit such records to Lender on such periodic bases as Lender may request in its sole discretion. If requested by Lender upon or at any time after the occurrence and during the continuation of an Event of Default, each of Borrower and each Foreclosure Subsidiary shall execute and deliver to Lender, formal written assignments of all of its Accounts as Lender may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned Accounts exceed the amount of the outstanding Obligations, such excess amount shall not accrue interest in favor of Borrower (except as provided in the Blocked Account Agreements) but shall be available to Borrower in accordance with the terms of Section 2.16.

            (e) Each of Borrower and each Foreclosure Subsidiary (i) upon the receipt of written notice from Lender, shall provide prompt written notice to each Account Debtor that Lender has been granted a Lien on and security interest in, upon and to all Accounts payable by such Account Debtor, (ii) shall direct or shall have directed each Account Debtor to make payments to the appropriate Blocked Account to the extent required by Section 2.5, and hereby authorizes Lender, upon any failure to send such directions, to send any and all similar directions or notice to such Account Debtors, (iii) shall mark each Mortgage Loan Note or any other Mortgage Loan Document constituting Chattel Paper and in the possession of Borrower (by way of stamp or other method satisfactory to Lender) the following language: "THIS DOCUMENT IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF, AND PLEDGED AS COLLATERAL TO, CAPITALSOURCE FINANCE LLC," and (iv) shall do anything further that may be lawfully required by Lender in its Permitted Discretion to secure Lender's interest, in the Collateral, and effectuate the intentions of the Loan Documents.

            (f) Each of Borrower and each Foreclosure Subsidiary hereby agrees to take the following protective actions to prevent destruction of records pertaining to such Person's Collateral: (i) if such Person maintains its Collateral records on a manual system such records shall be kept in a fire proof cabinet or on no less than a monthly basis, a record of all payments on Accounts and all other matters relating to the Collateral shall be placed in an off-site safety deposit box (and Lender shall have access to such safety deposit box); or
(ii) if the Collateral records are computerized, each of Borrower and each Foreclosure Subsidiary agrees to create a tape or diskette "back-up" of the computerized information and to provide Lender with a tape or diskette copy of such "back-up" information (A) prior to the Initial Advance and (B) on the first day of each month following the Initial Advance.

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

            (g) Within two (2) Business Days after the payment in full of an Eligible Receivable, Borrower shall give written notification to Lender and Custodian of such payment in full using the form annexed hereto as Exhibit B.

      2.12  POWER OF ATTORNEY

            Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower and each Foreclosure Subsidiary (without requiring Lender to act as such) with full power of substitution to do the following: (i) endorse the name of any such Person upon any and all checks, drafts, money orders and other instruments for the payment of money that are payable to such Person and constitute collections on such Person's Accounts; provided, that the proceeds thereof are applied in accordance with this Agreement; (ii) execute and/or file in the name of such Person any financing statements, amendments to financing statements, schedules to financing statements, releases or terminations thereof, assignments, instruments or documents that it is obligated to give Lender under any of the Loan Documents (to the extent such Person fails to so execute and/or file any of the foregoing within two (2) Business Days of Lender's request or the time when such Person is otherwise obligated to do so); (iii) execute and/or file in the name of such Person assignments, instruments, documents, schedules and statements that it is obligated to give Lender under any of the Loan Documents (to the extent such Person fails to so execute and/or file any of the foregoing within two (2) Business Days of Lender's request or the time when such Person is otherwise obligated to do so); and (iv) do such other and further acts and deeds in the name of such Person that Lender may deem necessary to enforce, make, create, maintain, continue, enforce or perfect Lender's security interest, Lien or rights in any Collateral. In addition, if either Borrower or any Foreclosure Subsidiary breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of Lender's officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Blocked Account.

      2.13  NOTES

            Upon Lender's request, and in any event within three (3) Business Days of any such request, Borrower shall execute and deliver to Lender new Notes and/or split or divide the Notes in exchange for then existing Notes (which Notes shall then be submitted to Borrower for cancellation) in such smaller amounts or denominations as Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new Notes does not exceed the aggregate principal amount of the Notes outstanding at the time such request is made, and the interest rate, rights to prepay, maturity dates, and all other terms and conditions of such new Notes are in accordance with the interest rate, rights to prepay, maturity dates, and all other terms and conditions of the original Notes delivered by Borrower hereunder.

      2.14  REPLACEMENT OF LOST NOTES

            Upon receipt of evidence reasonably satisfactory to Borrower of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, Borrower shall, upon the

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                                       17
written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to Borrower after Lender's receipt of the replacement Notes; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish Borrower with an indemnity in writing reasonably acceptable to Borrower to save them harmless in respect of such replaced Note.

      2.15  RIGHT OF FIRST LOOK

            If, at any time during the Term or at any time thereafter when any Obligation is outstanding, Borrower shall have obtained any bona fide third-party proposal (the "THIRD-PARTY OFFER") for the financing or refinancing of the Loan which Borrower intends to accept, Borrower shall, in writing, promptly inform Lender (such writing to Lender is referred to herein as the "FIRST LOOK OFFER") of such Third-Party Offer and the terms and conditions of such Third-Party Offer (and shall attach a copy of such Third-Party Offer to such First Look Offer). Lender shall have the opportunity to, within ten (10) days after the receipt of such First Look Offer, deliver a writing to Borrower stating the specific terms and conditions that Lender would be willing to consider extending such financing, which terms shall be the same or better than the terms of financing under such Third-Party Offer (as such terms were communicated to Lender by Borrower). Borrower shall have the right to accept or reject in its discretion any such proposal from Lender.

      2.16  DISTRIBUTION OF PROCEEDS

            Absent an Event of Default, all proceeds of the Collateral (including without limitation, funds held in any Blocked Account) to the extent permitted pursuant to Section 2.3(a) received by Lender or deposited into the Concentration Account under this Agreement shall be applied monthly on the fifth
(5) Business Day of each month according to the following prioritization:

            First, to the payment of all fees and expenses due to Lender hereunder and all accrued but unpaid interest on the Loan on the date due;

            Second, to the payment of all protective advances made by Lender;

            Third, to the payment of principal of the Loans then due and owing; and

            Fourth, any excess shall be paid into the Residual Proceeds Account.

      2.17  PROCEDURE FOR INELIGIBLE RECEIVABLES; BID COMMITMENT

            (a) To the extent any Eligible Receivable becomes an Ineligible Receivable, Borrower shall make a mandatory prepayment in accordance with
Section 2.8(e); provided, that notwithstanding the foregoing and anything to the contrary contained in this Agreement, Lender may, at its option and in its sole discretion, waive such mandatory prepayment by Borrower and allow such Ineligible Receivable to remain in the Borrowing Base. In the event Lender waives

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                                       18
such mandatory prepayment, (i) the applicable Foreclosure Subsidiary must be actively and diligently pursuing its rights and remedies pursuant to the applicable Mortgage Loan Documents, including without limitation, the commencement and completion of foreclosure proceedings resulting in the sale of such Mortgage Loan Collateral in respect of the applicable Mortgage Loan Collateral within six (6) months of the date of the Ineligibility Notice, (ii) such Foreclosure Subsidiary shall have cured all monetary events of default under the senior loan related to such Mortgage Loan, after giving effect to any applicable grace period under the applicable Intercreditor Agreement, (iii) the senior lender in respect of such Mortgage Loan shall not have commenced an Enforcement Action under the applicable senior loan documents (as if the references in the definition of the term "Enforcement Action" to "Mortgage Loan", "Mortgage Loan Collateral" and "Mortgage Loan Documents" were to mean and refer to such senior loan, the collateral therefor and the documents evidencing and securing the same), (iv) such Foreclosure Subsidiary shall be in full compliance with all covenants and obligations under the related Mortgage Loan Documents and Intercreditor Agreements, and (v) within sixty (60) days of Receipt by Borrower of the Ineligibility Notice, Borrower shall have delivered to Lender, the Cash Reserve in respect of such Mortgage Loan. The Cash Reserve shall be made available to Borrower on a monthly basis to reimburse Borrower for legal, administrative and other costs related to such foreclosure either set forth in a foreclosure budget approved by Lender in its Permitted Discretion or otherwise approved by Lender in its Permitted Discretion, and expended by Borrower or such Foreclosure Subsidiary in the exercise of such Person's rights or remedies in respect of such Mortgage Loan or to cure any defaults under the applicable Mortgage Loan Documents or Intercreditor Agreements. Lender agrees to invest the Cash Reserve in investments which yield no less than one percent (1%) per annum. All such investments shall be at the risk of Borrower and Lender shall not be liable to any person or entity with respect to any loss with respect to such investments in the absence of Lender's gross negligence or willful misconduct. All income from such investments shall be taxable to Borrower, and Borrower shall pay when due such taxes on such income. Borrower hereby grants to Lender a security interest in all such amounts which are from time to time held as a Cash Reserve and expressly waives all rights (which rights Borrower hereby acknowledges and agrees are vested exclusively in Lender) to exercise dominion or control over any such amounts or the Cash Reserve.

            (b) Commencing November 1, 2004, and on the last day of each calendar quarter occurring thereafter until the Maturity Date, Lender shall have the right, in its sole discretion, to declare that the Northland Conference Center is an Ineligible Receivable if there has occurred a Material Adverse Change in respect of the Northland Conference Center. In the event Lender has declared the Northland Conference Center to be an Ineligible Receivable, Borrower shall make a mandatory prepayment in respect of the Northland Conference Center in accordance with Section 2.8(e).

            (c) To the extent the Northland Conference Center becomes an Ineligible Receivable and Lender has allowed it to remain in the Borrowing Base and waived the mandatory prepayment under Section 2.8(e) in accordance with the terms and conditions of Section 2.17(a) above, subject to the conditions specified in Section 2.17(d), Lender agrees to make an Advance to Borrower, in an amount equal to one hundred percent (100%) of the bid made by the applicable Foreclosure Subsidiary for the related senior loan collateral at any foreclosure sale (the "BID COMMITMENT AMOUNT"). Such Advance in the amount of the Bid Commitment Amount will be made available to Borrower within five (5) Business Days of

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

satisfaction of the conditions set forth in Section 2.17(d). Upon the making of such Advance by Lender, the Facility Cap and Lender's Commitment shall automatically be increased by an amount equal to the Bid Commitment Amount.

            (d) The obligations of Lender to make an Advance in respect of the Bid Commitment Amount shall be subject to the satisfaction, in the sole judgment of Lender, of the following conditions precedent:

                  (i) Satisfaction of the conditions precedent set forth in
      Section 4.2;

                  (ii) Borrower's delivery to Lender of evidence, satisfactory to Lender in its sole discretion, that neither Borrower nor such Foreclosure Subsidiary is able to obtain cash proceeds, whether pursuant to an equity or debt financing or otherwise, in an amount necessary to support such bid;

                  (iii) Lender's approval of the terms and conditions of such bid; and

                  (iv) Such Foreclosure Subsidiary's compliance with Section 6.12, including without limitation, execution and delivery to Lender of a mortgage on the related Hotel.

            (e) Borrower shall use the proceeds of any Advance made in respect of the Bid Commitment Amount to make an immediate capital contribution to the applicable Foreclosure Subsidiary, and such Foreclosure Subsidiary shall use the proceeds of such Advance to pay the applicable bid.

            (f) Notwithstanding anything to the contrary contained herein, if either of the Mortgage Loans for the Northland Conference Center or Hilton Times Square becomes an Ineligible Receivable, Borrower shall have the right to exercise its right set forth in Section 2.8(g) to release such Mortgage Loan(s) as Collateral irrespective of the fact that such Mortgage Loan is an Ineligible Receivable (provided, that no other Event of Default would result therefrom), and upon the full payment of all sums due in connection with such release, and compliance with all other terms relating thereto as set forth in Section 2.8(g) Borrower and Lender shall be restored to their respective positions.

      2.18  LENDER AS A QUALIFIED TRANSFEREE

            Lender hereby represents and warrants that as the date hereof, and based solely upon Lender's review of the Intercreditor Agreements and Lender's Form 10-Q filed on May 13, 2004, Lender is a Qualified Transferee, Eligible Transferee or Qualified Institutional Lender, as applicable (each as defined in each of the applicable Intercreditor Agreements).

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

III.    FEES AND OTHER CHARGES

      3.1   COMMITMENT FEE

            On or before the Closing Date, Borrower shall pay to Lender a fully earned and nonrefundable commitment fee equal to Two Hundred Twenty-Four Thousand Dollars ($224,000).

      3.2   UNUSED LINE FEE

            Borrower shall pay to Lender an unused line fee (the "UNUSED LINE FEE") commencing on January 13, 2005 for so long as the Revolving Period remains in effect, in an amount equal to one-half percent (0.5%) (per annum) of the difference derived by subtracting (a) the daily average amount of the Advances outstanding during the preceding month, from (b) the Facility Cap minus the Interest Reserve. The Unused Line Fee shall be payable monthly in arrears on the first day of each successive calendar month.

      3.3   FUNDING FEES

            From and after the Closing Date, Borrower shall pay to Lender a funding fee (the "INITIAL FUNDING FEE") of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500) which shall be paid in installments by Lender's deduction from each Advance of an amount equal to one-half percent (0.5%) of such Advance prior to disbursement of such Advance to Borrower. Each such installment shall be applied by Lender toward payment of the unpaid Initial Funding Fee until such time as the Initial Funding Fee has been paid in full; provided, that notwithstanding the foregoing or anything else contained in this Agreement to the contrary, the Initial Funding Fee shall be paid in full on or before July 13, 2005, and to the extent the Initial Funding Fee has not been paid in full by July 13, 2005, Borrower shall immediately pay to Lender the unpaid Initial Funding Fee. From and after payment in full of the Initial Funding Fee, Borrower shall pay to Lender a funding fee (the "SECONDARY FUNDING FEE") in an amount equal to one-quarter percent (0.25%) of each Advance which shall be deducted by Lender from such Advance prior to disbursement of such Advance to Borrower. The Initial Funding Fees and the Secondary Funding Fees are non-refundable.

      3.4   LOCKOUT; EARLY TERMINATION FEES

            Borrower shall have no right to voluntarily prepay the Loan before July 13, 2005 unless such voluntary prepayment is made pursuant to Sections 2.8(h) or 2.8(i). If (a) Borrower terminates this Agreement under Section 11.1 hereof, (b) Lender demands or accelerates the Obligations, or Borrower is otherwise required to make payment in full of the Loan, (c) a Change of Control occurs, and/or final payment of all outstanding Obligations pursuant to Section
2.8 occurs or is required to occur as a result thereof, (d) any other termination of this Agreement and/or final prepayment (in full or in part) of the Loan or the Obligations occurs, whether by virtue of Lender's exercising its right of set-off or otherwise, or (e) any automatic acceleration of the Loan or the Obligations or cessation of lending on account of or during a bankruptcy, reorganization or other proceeding or liquidation or pursuant to any Debtor Relief Law (each, a "TERMINATION"), then, at the effective date of any such Termination, Borrower shall pay Lender (in addition to the then outstanding principal, accrued interest and other Obligations owing

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

pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the applicable Termination Fee (if any); provided, however, that no Termination Fee shall be payable in respect of prepayments made in accordance with Section 2.7(a), 2.8(b), 2.8(c), 2.8(d), 2.8(e), 2.8(f) or 2.8(i) (unless the circumstances giving rise to any such mandatory prepayment also constitute a Change of Control). If a mandatory prepayment of the Loan is made pursuant to
Section 2.8(c) because a Mortgage Loan has been paid in full by the underlying Account Debtor, Borrower may reduce the Commitment in an amount equal to such mandatory prepayment upon written notice to Lender and payment to Lender of a commitment reduction fee in the amount of one percent (1%) of the amount of the Allocated Loan Amount for such Mortgage Loan (if the effective date of such reduction is after July 13, 2005, but before April 13, 2006) and zero thereafter. Upon Lender's receipt of such commitment reduction fee, the Commitment (and Facility Cap) shall be reduced by such amount.

      3.5   COMPUTATION OF FEES; LAWFUL LIMITS

            All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "MAXIMUM RATE"). If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the Maximum Rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.5 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

      3.6   DEFAULT RATE OF INTEREST

            Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest then in effect at such time with respect to the Obligations shall be increased by five percent (5.0%) per annum (the "DEFAULT RATE"). Interest at the Default Rate shall accrue from the initial date of such Event of Default until such Event of Default is waived or ceases to continue, and shall be payable upon demand.

      3.7   EXTENSION FEE

            To the extent the conditions set forth in Sections 2.2(c) have been satisfied and Lender has agreed to the extension contemplated thereby, Borrower shall pay to Lender an extension fee (the "EXTENSION FEE") in an amount equal to one-half percent (0.5%) (per annum) of the Facility Cap. The Extension Fee shall be due and payable upon the extension of the Revolving Period as provided in
Section 2.2(c).

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                                       22

      3.8   ELIGIBLE RECEIVABLE FINANCING FEES

            In the event Borrower receives any financing fees, including without limitation, commitment fees, funding fees and origination fees, on any Mortgage Loan in an amount in excess of two percent (2%) of the original principal amount of such Mortgage Loan, Borrower shall pay to Lender fifty percent (50%) of the amount of such excess within five (5) days of Borrower's receipt of such fees.

IV.   CONDITIONS PRECEDENT

      4.1   CONDITIONS TO INITIAL ADVANCE AND CLOSING

            The obligations of Lender to consummate the transactions contemplated herein and the obligations of the Lender to make the initial advance under the Loan (the "INITIAL ADVANCE"), is subject to the satisfaction (or waiver), in the sole judgment of Lender, of the following:

            (a) (i) Borrower shall have delivered to Lender (A) the Loan Documents to which it is a party, each duly executed by an authorized officer of Borrower and the other parties thereto, and (B) a Borrowing Certificate for the Initial Advance, executed by an authorized officer of Borrower, and (ii) each other Credit Party shall have delivered to Lender the Loan Documents to which it is a party, each duly executed and delivered by such Credit Party and the other parties thereto;

            (b) all in form and substance satisfactory to Lender in its sole discretion, Lender shall have received (i) a report of UCC financing statement, tax and judgment lien searches performed with respect to Borrower and each Account Debtor under a Mortgage Loan in each jurisdiction determined by Lender in its sole discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens and Liens to be terminated at Closing), (ii) each document (including, without limitation, any UCC financing statement) required by any Loan Document or under law or requested by Lender to be filed, registered or recorded to create, in favor of Lender, a first priority and perfected security interest upon the Collateral, and (iii) evidence of each such filing, registration or recordation and of the payment by any Borrower of any necessary fee, tax or expense relating thereto;

            (c) Lender shall have received (i) the Charter and Good Standing Documents of each Credit Party, all in form and substance acceptable to Lender in its sole discretion, (ii) a certificate of the corporate secretary or assistant secretary of each Credit Party in his or her capacity as such and not in his or her individual capacity dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents on behalf of such Credit Party in form and substance acceptable to Lender in its sole discretion,
(iii) the written legal opinions of counsel and/or special counsel for Credit Parties, if any, in each case in form and substance satisfactory to Lender in its sole discretion and its counsel and usual and customary for transactions of this type which shall include, without limitation, a non-consolidation opinion with respect to Borrower and its general partner and a "true sale" opinion with respect to Borrower, and (iv) a certificate executed by an authorized officer of Borrower, and on behalf of Borrower (and not in such officer's individual capacity) which shall constitute a

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                                       23
representation and warranty by Borrower as of the Closing Date and the Borrowing Date for the Initial Advance that the conditions contained in this Agreement (including those in Section 4.2(b) and (c)) have been satisfied;

            (d) Lender shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of Ashford and its Subsidiaries, in his or her capacity, as such and not in his or her individual capacity in form and substance satisfactory to Lender in its sole discretion (a "SOLVENCY CERTIFICATE"), certifying (i) the solvency of Ashford and its Subsidiaries after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, and (ii) as to Ashford and its Subsidiaries' financial resources and anticipated ability to meet their respective obligations and liabilities as they become due, to the effect that as of the Closing Date and the Borrowing Date for the Initial Advance, and after giving effect to such transaction and Indebtedness: (A) the assets of Ashford and its Subsidiaries, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Ashford and its Subsidiaries, and (B) no unreasonably small capital base with which to engage in their anticipated business exists with respect to Ashford and its Subsidiaries;

            (e) Lender shall have completed examinations, the results of which shall be satisfactory in form and substance to Lender, of the Borrower, including, without limitation, (i) an examination of (A) the terms and conditions of all obligations owed by Borrower and Guarantors deemed material by Lender, the results of which shall be satisfactory in form and substance to Lender and (B) customer reference checks and calls, credit checks, and background checks with respect to the relevant key management and principals of Borrower and Guarantors; (ii) an examination of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of the Borrower and Guarantors, and (x) Borrower and Guarantors shall have demonstrated to Lender's satisfaction, in its sole discretion, that operations comply, in all respects deemed material by Lender, in its sole discretion, with all applicable federal, state, foreign and local laws, statutes and regulations, (y) Borrower and Guarantors shall have demonstrated to Lender's satisfaction, in its sole discretion, that operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Lender, in its sole discretion, and (z) Borrower shall have demonstrated to Lender's satisfaction, in its sole discretion, that it has no liabilities or obligations (whether contingent or otherwise) that are deemed material by Lender, in its sole discretion;

            (f) Lender shall have received (or is satisfied that it will receive simultaneously with the funding of the Initial Advance) all fees, charges and expenses due and payable to Lender on or prior to the Closing Date pursuant to the Loan Documents;

            (g) all in form and substance satisfactory to Lender, in its sole discretion, Lender shall have received (i) such consents, approvals and agreements from such third parties as Lender and its counsel shall determine in their sole discretion are necessary or desirable with respect to (A) the Loan Documents and/or the transactions contemplated thereby, (B) claims against any Credit Party or the Collateral, and/or (C) agreements, documents or instruments to which any Credit Party is a party or by which any of its properties or assets are bound or subject and (ii) estoppel certificates and notice andacknowledgements from the senior lender under each

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                                       24

Intercreditor Agreement which provides for delivery of an estoppel certificate and notice and acknowledgment upon Borrower's request;

            (h) Borrower shall be in compliance with Section 7.7 and Section 6.5, and Lender shall have received original certificates of all such required insurance policies and confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and naming only Lender, as loss payee and additional insured, as appropriate;

            (i) all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of the Credit Parties and the transfer of the Mortgage Loans and Mortgage Loan Documents to Borrower) shall be satisfactory to Lender in its sole discretion;

            (j) no default (after any applicable grace or cure period has expired or been cancelled) shall exist pursuant to any obligations of any Credit Party, if any, under any material contract, and each Credit Party shall be in compliance with applicable laws, and there shall exist no fact, condition or circumstance which, with the passage of time, the giving of notice or both, could reasonably be expected to result in a Material Adverse Effect;

            (k) no Credit Party, or, principal or key management personnel of any Credit Party shall have been indicted or is under active investigation by a U.S. Attorney for a felony crime;

            (l) Borrower shall have established the Blocked Account pursuant to
Section 2.5;

            (m) Lender shall have received copies of all Permits required for Borrower to conduct the business in which it is currently engaged or is contemplated pursuant to the Loan Documents, the absence of which could reasonably be expected to be, have or result in a Material Adverse Effect;

            (n) Lender shall have received evidence of release and termination of, or Lender's authority to release and terminate, any and all Liens and/or UCC financing statements in, on, against or with respect to any of the Collateral (other than Permitted Liens);

            (o) there shall not have occurred any Material Adverse Change or Material Adverse Effect from that which was reflected on the annual financial statement for Ashford dated December 31, 2003, or the quarterly financial statement for Ashford dated March 31, 2004, each as filed with the Securities Exchange Commission or reflected in other securities filings made by Ashford with the Securities Exchange Commission through July 12, 2004 or any liabilities or obligations of any nature with respect to any Credit Party which could reasonably be likely to have a Material Adverse Effect;

            (p) The Custodian shall have received the Custodian Deliverables with respect to each Account;

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                                       25

            (q) Lender shall have received evidence of Borrower's authority and licensing to provide the Mortgage Loans, if any;

            (r) Lender shall have received the Custodial Agreement, duly executed by all parties thereto;

            (s) The principal amount of the Initial Advance shall not be less than Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000); and

            (t) Lender shall have received such other documents and items as Lender deems necessary, in its sole discretion.

      4.2   CONDITIONS TO EACH ADVANCE

            The obligations of Lender to make any Advance under the Loan (including, without limitation, the Initial Advance) are subject to the satisfaction, in the sole judgment of Lender, of the following additional conditions precedent:

            (a) Borrower shall have delivered to Lender, a Borrowing Certificate for the Advance with necessary supporting documentation and executed by an authorized officer of Borrower on behalf of the Borrower (and not in his or her individual capacity), which shall constitute a representation and warranty by Borrower as of the Borrowing Date that the conditions contained in this Section 4.2, have been satisfied; provided, however, that any determination as to whether the conditions to the funding of Advances or extensions of credit have been satisfied shall be made by Lender in its sole discretion;

            (b) each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be accurate before and after giving effect to the making of such Advance (except for those representations and warranties made as of a specific date), and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the requested Advance on such date; provided, that Borrower may update the Schedules upon the occurrence of a factual change which is not adverse to Lender, as determined by Lender in its Permitted Discretion;

            (c) immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Loan shall not exceed the lesser of the (i) Facility Cap minus the Interest Reserve and (ii) Availability;

            (d) Lender shall have received all fees, charges and expenses payable to Lender on or prior to such date pursuant to the Loan Documents;

            (e) Borrower shall have delivered to Lender the Funding Items, not less than ten (10) Business Days prior to the date of the requested Advance required by Lender, for approval by Lender, which approval shall be granted by Lender in its sole discretion;

            (f) Credit Parties shall obtain and Borrower shall deliver to Lender from time to time all required consents, approvals and agreements from such third parties as are necessary

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                                       26
and that are satisfactory to Lender in its sole discretion with respect to the Mortgage Loan for which such Advance is being made;

            (g) there shall not have occurred any Material Adverse Change;

            (h) The Loan-to-Cost in respect of each applicable Mortgage Loan proposed to be included in the Borrowing Base shall not exceed eighty-five percent (85%) on the date of such Advance; and

            (i) each Mortgage Loan shall meet each of the following criteria:

                  (i) The Mortgage Loans shall be genuine; shall in all respects be what they purport to be; and the Mortgage Loan Documents evidencing the relevant Account Debtor's obligation to pay the Indebtedness under such Mortgage Loan shall have only one original counterpart and no other party other than Lender or the Custodian shall be in actual or constructive possession of any such original Mortgage Loan Documents;

                  (ii) The Mortgage Loans shall represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

                  (iii) Borrower shall be the sole owner and holder of each Mortgage Loan and shall have good title to each Mortgage Loan;

                  (iv) The amounts of the face value shown on any schedule of any Mortgage Loan provided to Lender shall actually and absolutely be owing to Borrower and shall not be contingent for any reason, except as set forth in the applicable Intercreditor Agreement;

                  (v) No adverse claims, set-offs, counterclaims, defaults or disputes as to payments or liability thereon exist or have been asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereunder or any deduction therefrom;

                  (vi) No facts, events or occurrences exist that, in any way, impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the Mortgage Loan shown on any schedule, or on all Mortgage Loan Documents delivered to Lender with respect thereto;

                  (vii) All Account Debtors in connection with Mortgage Loans shall have had the capacity to contract at the time any contract or other document giving rise to the Account was executed and generally shall have the ability to pay their debts as they become due;

                  (viii) No proceedings or actions shall be threatened or pending against any Account Debtor that might result in any Material Adverse Change in the Account Debtor's financial condition;

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                                       27

                  (ix) The Mortgage Loans shall not have been assigned or pledged to any Person other than Lender;

                  (x) The Mortgage Loan Collateral shall not have been released from the Lien of the Mortgage Loan Documents, nor has the respective Account Debtor been released from its obligations under any Mortgage Loan Document, in whole or in part, except in accordance with the terms of the Mortgage Loan Documents;

                  (xi) All requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws or similar laws, in respect of all Mortgage Loan Documents have been complied with in all material respects;

                  (xii) All Mortgage Loan Documents shall represent the legal, valid and binding obligation of the Account Debtor, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws (including, but not limited to principles of equity) affecting the rights of creditors;

                  (xiii) No instrument of release or waiver shall have been executed in connection with any Mortgage Loan Document;

                  (xiv) Except as disclosed in writing to and consented to by Lender (to the extent that such consent is required hereunder) in accordance with the terms of this Agreement, no Mortgage Loan Document shall have been amended or modified after the date on which such Account is pledged to Lender hereunder;

                  (xv) No Mortgage Loan Document shall be subject to any right of rescission, set-off, counter-claim or defense, including the defense of usury, and no such right of rescission, set-off, counter-claim or defense shall have been asserted with respect thereto, except as disclosed to Lender in writing and as reflected in the calculation of the amount of the Mortgage Loans;

                  (xvi) There shall be no proceeding pending for the total or partial condemnation of any of the Mortgage Loan Collateral, each Hotel shall be operated as a Hotel, in good repair and free and clear of any damage that would adversely affect the value of the Hotel and shall be lawfully used and occupied by the owner thereof and/or by tenants under Leases;

                  (xvii) The Mortgage Loan Documents relating to each Hotel shall include representations and covenants requiring the owner of the Hotel to comply with all applicable zoning and building laws or regulations and to obtain all permits, licenses and certificates required by law or regulation with respect to the Hotel and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriter certificates. Borrower shall not have received from the applicable Account Debtor any notification from any Governmental Authority that the Hotel is in material noncompliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such permits, licenses or certificates, as the case may be;

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                                       28

                  (xviii) Each Account Debtor shall be the owner and holder or lessee of the applicable Mortgage Loan Collateral and no Account Debtor shall have granted any Liens on the Mortgage Loan Collateral in favor of any Person other than Borrower except to the extent provided for in the applicable Intercreditor Agreement; and

                  (xix) For those Hotels in which the Account Debtor holds a leasehold estate (i) the related lease shall be in full force and effect and shall not have been modified or amended in any manner except as may be permitted pursuant to the Mortgage Loan Documents, (ii) there shall be no material defaults under such lease and (iii) neither the Account Debtor nor the landlord under the lease shall have commenced any action or given or received any notice for the purpose of terminating the lease.

Lender shall make all Advances under the Loan within five (5) Business Days of the satisfaction of this Section 4.2.

V.    REPRESENTATIONS AND WARRANTIES

            Borrower and each Foreclosure Subsidiary, jointly and severally, and each other Credit Party, as to itself only (and only with respect to those representations and warranties which specifically relate to such Credit Party, as provided below), each represents and warrants as of the Closing Date and each Borrowing Date as follows:

      5.1   ORGANIZATION AND AUTHORITY

            Each of Borrower and each Foreclosure Subsidiary is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation. Each of Borrower and each Foreclosure Subsidiary
(a) has all requisite power and authority to own its properties and assets (including, without limitation, the Collateral) and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (b) is duly qualified to do business in the jurisdictions set forth on Schedule 5.1, which are all of the jurisdictions in which failure so to qualify could reasonably be likely to have or result in a Material Adverse Effect. Each Credit Party has all requisite power and authority (i) to execute, deliver and perform the Loan Documents to which it is a party, (ii) to consummate the transactions contemplated under the Loan Documents to which it is a party, and (iii) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. Borrower has all requisite power and authority to borrow hereunder. No Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."

      5.2   LOAN DOCUMENTS

            The execution, delivery and performance by Credit Parties of the Loan Documents to which each is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all requisite action of such Credit Party and have been duly executed and delivered by or on behalf of such Credit Party; (b) do not violate any provisions of (i) any applicable law, statute, rule, regulation, ordinance or tariff, (ii) any order of any Governmental Authority binding on such Credit Party or any of its properties, or (iii) the bylaws (or any other equivalent governing agreement or document) of Borrower, or any

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

agreement between Borrower and its shareholders or equity owners or among any such shareholders or equity owners; (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound, the effect of which could reasonably be expected to be, have or result in a Material Adverse Effect; (d) except as set forth herein or therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of Borrower or any Foreclosure Subsidiary, and (e) except as set forth on Schedule 5.2 and except for filings in connection with the perfection of Lender's Liens, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, each of the Loan Documents to which such Credit Party is a party will constitute the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

      5.3   SUBSIDIARIES, CAPITALIZATION AND OWNERSHIP INTERESTS

            Borrower has no Subsidiaries other than the Foreclosure Subsidiaries. Schedule 5.3 states the authorized and issued capitalization of Borrower, and the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of Borrower and the beneficial and record owners thereof (including options, warrants and other rights to acquire any of the foregoing) as of the Closing Date. The outstanding equity securities and/or ownership or voting interests of Borrower have been duly authorized and validly issued and, in the case of shares of capital stock only, are fully paid and nonassessable, and each Person listed on Schedule 5.3 as of the Closing Date owns beneficially and of record all of the equity securities it is listed as owning free and clear of any Liens other than Liens created by the Loan Documents. Schedule 5.3 also lists the directors of Borrower as of the Closing Date. Except as listed on Schedule 5.3 as of the Closing Date, Borrower
(i) owns no Investment Property and (ii) owns no interest in and does not participate or engage in any joint venture, partnership or similar arrangements with any Person, other than the participation interests comprising Mortgage Loans or interests to be obtained in accordance with the Intercreditor Agreements.

      5.4   PROPERTIES

            Each of Borrower and each Foreclosure Subsidiary (a) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, license of, or right to use, all of its properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions (except for provisions restricting or prohibiting assignment of leases or other contracts listed on Schedule 5.4 and restrictions on transfer set forth in the Intercreditor Agreements) or Liens of any kind except for Permitted Liens, and
(b) is in compliance in all material respects with each lease or license to which it is a party or otherwise bound. Schedule 5.4 lists all real properties (and their locations) owned or leased by or to Borrower and each Foreclosure Subsidiary, and all leases of real property covering or with respect to such

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

properties as of the Closing Date. The leases identified on Schedule 5.4 comprise all of the leases for real property used or otherwise related to the Business and such leases are in full force and effect. All personal property and assets of Borrower and each Foreclosure Subsidiary are in good repair, working order and condition (normal wear and tear excepted) and are suitable and adequate for the uses for which they are being used or are intended except where the failure to do so would not have a Material Adverse Effect.

      5.5   OTHER AGREEMENTS

            Except as set forth on Schedule 5.5, no Credit Party is (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely effect its ability to execute and deliver, or perform under, any Loan Document to which it is a party or to pay the Obligations owed by it, (b) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to be, have or result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to be, have or result in a Material Adverse Effect, or (c) with respect to Borrower and each Foreclosure Subsidiary only, a party or subject to any agreement, document or instrument (other than the Intercreditor Agreements and any agreements entered into in accordance with Section 6.16) with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business. Except as set forth on Schedule 5.5 and Schedule 5.16, there are no existing or proposed agreements, arrangements, understandings or transactions between Borrower and any of its officers, directors, stockholders, employees or affiliates or any member of their respective immediate families.

      5.6   LITIGATION

            Except as expressly set forth on Schedule 5.6, (a) Borrower is not a party to any material pending or threatened action, suit, proceeding or investigation related to the Business for which coverage has been denied by Borrower's insurance company, (b) there is no pending or, to the knowledge of Borrower, threatened action, suit, proceeding or investigation involving any Credit Party or its business that could reasonably be expected to prevent or materially delay the consummation by any Credit Party of the transactions contemplated herein, (c) neither Borrower nor any Foreclosure Subsidiary is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority the effect of which could reasonably be expected to be, have or result in a Material Adverse Effect, (d) there is no action, suit, proceeding or investigation initiated by Borrower or any Foreclosure Subsidiary currently pending and (e) neither Borrower nor any Foreclosure Subsidiary has had any existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor.

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

      5.7   HAZARDOUS MATERIALS

            Each of Borrower and each Foreclosure Subsidiary is in compliance in all material respects with all applicable Environmental Laws and it has not been notified of any action, suit, proceeding or investigation (a) relating in any way to non-compliance by or liability of such Person under any Environmental Laws, (b) which otherwise alleges that any of them has a liability or potential liability with respect to any Hazardous Substance or any Environmental Law, or
(c) which seeks to suspend, revoke or terminate any license, permit or approval of any of them necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

      5.8   TAX RETURNS; GOVERNMENTAL REPORTS; TAXES

            Each of Borrower and each Foreclosure Subsidiary (a) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by such Person, and (b) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that such Person is currently contesting in good faith.

      5.9   FINANCIAL STATEMENTS AND REPORTS

            All financial statements and financial information relating to each Credit Party that have been or may hereafter be delivered to Lender by Borrower are (a) consistent with the books of account and records of such Credit Party,
(b) have been prepared in accordance with GAAP, on a consistent basis throughout the indicated periods, except that the unaudited financial statements contain no footnotes or year-end adjustments, and (c) present fairly in all material respects the financial condition, assets and liabilities and results of operations of such Credit Party at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied. No Credit Party has any material obligations or liabilities of any kind required to be disclosed therein that are not disclosed in such audited financial statements, and since the date of the most recent financial statements submitted to Lender pursuant to Section 6.1, there has not occurred any Material Adverse Change or Material Adverse Effect or, to Borrower's knowledge, any other event or condition that could reasonably be expected to be, have or result in a Material Adverse Effect.

      5.10  COMPLIANCE WITH LAW; BUSINESS

            Except as set forth on Schedule 5.10, each Credit Party (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Credit Party, such Credit Party's assets, the Business and/or Borrower's operations, and any laws or regulations pertaining to the Business, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation

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

could not reasonably be expected to be, have or result in a Material Adverse Effect. No Credit Party has received any notice that any Credit Party is not in compliance in any respect with any of the requirements of any of the foregoing where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Effect. Except as would not reasonably be expected to have or result in a Material Adverse Effect, Borrower has (i) not engaged in any non-exempt prohibited transactions as defined in Section 406 of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"), (ii) not failed to meet any applicable minimum funding requirement under Section 302 of ERISA with respect to any pension plan subject thereto or made any application for a funding waiver or delayed extension of any amortization period under Section 412(d) and (e) of the Code, (iii) no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of its employee benefit plans, (iv) no fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under Title IV of ERISA. With respect to Borrower, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(c)(2) and 4043(c)(3) thereof, for which the thirty (30) day notice period contained in the applicable regulations thereto has not been waived. Borrower has maintained in all material respects all records required to be maintained by any applicable Governmental Authority. The Borrower has not engaged, directly or indirectly, in any business other than the Business.

      5.11  INTELLECTUAL PROPERTY

            Except as set forth on Schedule 5.11, neither Borrower nor any Foreclosure Subsidiary owns, licenses, utilizes, and is not a party to, any patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights, domain name registrations, copyright applications, trade secrets, trade names, software (other than mass marketed, commercially available software) or licenses or other registrations or applications for registration of Intellectual Property. The items listed on Schedule 5.11 constitute all of the Intellectual Property necessary or required for the operation of the Business as of the Closing Date and each of them owns or has a valid and enforceable right to use all such Intellectual Property. All such items are in full force and effect and none are in known conflict with the rights of others. Neither Borrower nor any Foreclosure Subsidiary is in breach of or default of or default under the provisions of any license agreement, domain name registration or other agreement related to Intellectual Property, nor is there any event, fact, condition or circumstance which breach or default would reasonably be expected to be, have or result in a Material Adverse Effect.

      5.12  LICENSES AND PERMITS; LABOR

            Except as set forth on Schedule 5.12, each of Borrower and each Foreclosure Subsidiary is in compliance with and has all Permits necessary or required by applicable law or any Governmental Authority for the operation of the Business as presently conducted and as proposed to be conducted except where noncompliance, violation or lack thereof could not reasonably be expected to be, have or result in a Material Adverse Effect. All Permits necessary or required by applicable law or Governmental Authority for the operation of the Business are in

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                                       33
full force and effect and not in known conflict with the rights of others, except where such conflict or lack of being in full force and effect could not reasonably be expected to be, have or result in a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing in this Section 5.12, which, if not remedied within any applicable grace or cure period could reasonably be expected to be, have or result in a Material Adverse Effect, and Borrower has not been involved in any labor dispute, strike, walkout or union organization which could reasonably be expected to be, have or result in a Material Adverse Effect.

      5.13  NO DEFAULT; SOLVENCY

            There does not exist any Default or Event of Default. Borrower is and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, will be solvent and able to meet its obligations and liabilities as they become due, and the assets of the Borrower, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrower, and no unreasonably small capital base with which to engage in its anticipated business exists with respect to Borrower.

      5.14  DISCLOSURE

            No Loan Document nor any other agreement, document, certificate, or statement furnished to Lender and prepared by or on behalf of any Credit Party in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by any Credit Party in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading in light of the circumstances under which it was furnished. There is no fact known to either Borrower or any Foreclosure Subsidiary which has not been disclosed to Lender in writing which could reasonably be expected to be, have or result in a Material Adverse Effect.

      5.15  EXISTING INDEBTEDNESS; INVESTMENTS, GUARANTEES AND CERTAIN CONTRACTS

            The Borrower does not (a) have any outstanding Indebtedness, except Permitted Indebtedness, or (b) own or hold any equity or long-term debt investments in, or have any outstanding advances to or any outstanding guarantees for, the obligations of, or any outstanding borrowings from, any other Person, except as permitted under Section 7.4. Borrower has performed all material obligations required pursuant to or in connection with any Permitted Indebtedness and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder. Except for Permitted Indebtedness and actions permitted under Section 7.4, Borrower has not, directly or indirectly, made, and there does not exist, any loan, advances or guarantees to or for the benefit of any Person or agreements to assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person.

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

      5.16  AFFILIATED AGREEMENTS

            Except as set forth on Schedule 5.16, there are no existing or proposed agreements, arrangements, understandings or transactions between Borrower, on the one hand, and Borrower's officers, directors, stockholders, other equity holders, employees, or Affiliates or any members of their respective families, on the other hand.

      5.17  INSURANCE

            As of the Closing Date, Borrower has in full force and effect such insurance policies as are listed on Schedule 5.17.

      5.18 NAMES; LOCATION OF OFFICES, RECORDS AND COLLATERAL; DEPOSIT ACCOUNTS AND INVESTMENT PROPERTY

            During the preceding five (5) years, neither Borrower nor any Foreclosure Subsidiary has conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A. Each of Borrower and each Foreclosure Subsidiary is the sole owner of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are Borrower's or such Foreclosure Subsidiary's (or any such predecessors') sales, business and invoices. Each trade name of Borrower and each Foreclosure Subsidiary represents a division or trading style of such Person. Each of Borrower and each Foreclosure Subsidiary maintains places of business and chief executive offices only at the locations set forth on Schedule 5.18B or, after the Closing Date, as additionally disclosed to Lender in writing in accordance with Section 7.4, and all Accounts of Borrower and each Foreclosure Subsidiary arise, originate and are located, and all of the Collateral and all of Borrower's and such Foreclosure Subsidiary's books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall be only, in and at such locations (other than (i) Deposit Accounts and (ii) Collateral in the possession of Lender or the Custodian). All of the Collateral is located only in the continental United States. Schedule 5.18C lists all of Borrower's Deposit Accounts and Investment Property as of the Closing Date.

      5.19  NON-SUBORDINATION

            The Obligations are not subordinated in any way to any other obligations of the Credit Parties or to the rights of any other Person.

      5.20  LEGAL INVESTMENTS; USE OF PROCEEDS

            Neither Borrower nor any Foreclosure Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

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

      5.21 BROKER'S OR FINDER'S COMMISSIONS

            Except as set forth on the "Broker Schedule" attached hereto, no broker's, finder's or placement fee or commission will be payable to any broker or agent engaged by Borrower or any of its officers, directors or agents with respect to the Loans or the transactions contemplated by this Agreement except for fees payable to Lender. Borrower agrees to indemnify Lender and hold it harmless from and against any claim, demand or liability for broker's, finder's or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Lender without the knowledge of the Borrower. To Borrower's knowledge, no broker's, finder's or placement fee or commission will be payable to any broker or agent engaged by Lender or any of its officers, directors or agents with respect to the Loans or the transactions contemplated by this Agreement.

      5.22 SURVIVAL

            Each of the Credit Parties hereby makes the representations and warranties contained herein with the knowledge and intention that Lender is relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the Closing and the making of any and all Advances.

VI. AFFIRMATIVE COVENANTS

            Each of Borrower and each Foreclosure Subsidiary hereby jointly and severally, and each other Credit Party, as to itself only (and only with respect to the those covenants which specifically relate to such Credit Party as provided below), covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) and termination of this Agreement:

      6.1 FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

            (a) FINANCIAL REPORTS. Borrower shall furnish, and shall cause Ashford to furnish, to Lender (i) as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Borrower and Ashford audited consolidated annual financial statements of Borrower and Ashford and its Subsidiaries, respectively, including the notes thereto, each consisting of a balance sheet at the end of such completed fiscal year and the related statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification (other than any qualification consented to by Lender) by Ernst & Young LLP or an independent certified public accounting firm satisfactory to Lender in its sole discretion and accompanied by related management letters, if available, and (ii) as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter, unaudited consolidated financial statements of Borrower each consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding fiscal quarter. All such financial statements shall be prepared in accordance with

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                                       36

GAAP consistently applied with prior periods (subject, as to interim statements, to lack of footnotes and year-end adjustments). With each annual financial statement, Borrower shall also deliver a copy of its federal tax return for the applicable year and with each annual financial statement and quarterly financial statement of each year, Borrower shall also deliver a compliance certificate of an officer of the Borrower on behalf of Borrower and not in his or her individual capacity in the form satisfactory to Lender stating that (A) such Person has reviewed the relevant terms of the Loan Documents and the condition of Borrower, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, (C) Borrower is in compliance with all financial covenants in this Agreement attached as Annex I hereto. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to Lender in its sole discretion.

            (b) OTHER MATERIALS. Borrower shall furnish to Lender as soon as available, and in any event within twenty (20) calendar days after the preparation or issuance thereof or such other time as set forth below, as applicable: (i) copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(a)) prepared by, for or on behalf of Borrower and any other notes and reports related thereto, including, without limitation, any pro forma financial statements and monthly board reports, (ii) any reports, returns, information, notices and other materials that Borrower shall send to its stockholders, members, partners and/or other equity owners and/or directors or managers generally or by class at any time together with any and all supporting documentation related thereto, (iii) within (A) thirty (30) days after the end of each calendar month other than the last calendar month of each fiscal quarter and (B) forty-five (45) days after the end of each fiscal quarter, a monthly report in respect of the Mortgage Loans constituting Collateral, which report shall include a detailed summary of the status of each such Mortgage Loan, including without limitation, the principal balance thereof, the existence or non-existence of any default thereunder known to Borrower, the maturity date, whether any amendments or modifications have been made thereto (and attaching a copy of such amendments or modifications) and such other information requested by Lender in its Permitted Discretion, (iv) copies of any reports submitted to Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, (v) copies of any and all materials, documents, instruments and other items that relate to, secure, evidence, give rise to or generate or otherwise relate to the Collateral, and (vi) such additional information, documents, statements, reports and other materials as Lender may request in its Permitted Discretion from time to time, including but not limited to the items on Annex II. Borrower shall furnish to Lender not less than thirty (30) calendar days prior to the commencement of each fiscal year in the Term, a list setting forth the location of the Collateral. Borrower shall furnish to Lender within ten (10) calendar days after the end of each calendar month a report specifying all unpaid amounts, fees, payables and balances owing to any Governmental Authority (other than for taxes) as of the last day of such ended calendar month.

            (c) NOTICES. Borrower shall promptly, and in any event within five
(5) Business Days after any Credit Party or any authorized officer of Borrower obtains knowledge thereof, notify Lender in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative or regulatory proceeding brought or

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                                       37
initiated by or against any Credit Party or otherwise affecting or involving or relating to any Credit Party or any of their property or assets to the extent
(A) the amount in controversy exceeds $500,000 in the aggregate for all such events in any single calendar year, or (B) to the extent any of the foregoing seeks any material injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto,
(iii) any other development, event, fact, circumstance or condition that could reasonably be expected to be, have or result in a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any matter(s) in the amount of $500,000 in the aggregate in any single calendar year, in existence at any one time affecting the value, enforceability or collectability of any Collateral, (v) any material notice given by any Credit Party to any other lender of such Person and shall furnish to Lender a copy of such notice, (vi) receipt of any material notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding $500,000 in the aggregate in any single calendar year, (vii) receipt of any notice or document by Borrower regarding any lease of real property of Borrower (and such notice shall include a copy of the notice or document), (viii) the termination of any senior executive officer of Ashford or Ashford Hospitality (other than by expiration of the term of such Person's employment agreement), (ix) provide notice of any lease of real property entered into by Borrower after the Closing Date, (x) the filing, recording or assessment of any federal, state, local or foreign tax Lien against the Collateral, (xi) any action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing) with respect to any Credit Party which could reasonably be expected to be, have or result in a Material Adverse Effect or with respect to any Collateral, (xii) any change in the corporate name of Borrower or any Foreclosure Subsidiary, (xiii) any material notices under any Mortgage Loan Document given or received by Borrower (or, if Borrower is a participant, by the lender thereunder if received by Borrower) and/or (xiv) the loss, termination or expiration of any contract to which Borrower is a party or by which its properties or assets are subject or bound.

            (d) SHAREHOLDER REPORTS AND GOVERNMENT FILINGS. Borrower shall furnish to Lender, concurrently with the sending or filing thereof, a copy of any proxy statements, financial statements or reports which Borrower or any other Credit Party has made available to its shareholders or other equity owners as a class or any class or series of shareholders or other equity owners as a class or series and a copy of any regular, periodic and special reports or registration statements, in each case, which Borrower or any Credit Party files with the Securities and Exchange Commission, any stock exchange or any Governmental Authority.

            (e) DEPOSIT ACCOUNTS, OTHER ACCOUNTS AND INVESTMENT PROPERTY. Borrower and each Foreclosure Subsidiary shall (i) promptly, and in any event within five (5) Business Days after Borrower or such Foreclosure Subsidiary (A) establishes any Deposit Account, securities account, money market account or any similar account, or (B) becomes the owner of any Investment Property, in each case, on and with respect to which Lender does not have a perfected, first priority Lien, notify Lender of such, and thereafter (ii) deliver to Lender, within ten (10) Business Days, documentation to perfect Lender's Lien thereon and provide Lender control of, in each case in form and substance acceptable to Lender in its sole discretion. The provisions of this Section 6.1(e) do not apply to the Residual Proceeds Account or Investment Property excluded pursuant to Section 2.10(d).

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            (f) INTELLECTUAL PROPERTY. Borrower shall furnish to Lender within forty-five (45) calendar days after June 30 and December 31 of each year, a report specifying any material Intellectual Property interests acquired by, obtained by, or licensed to Borrower or any Foreclosure Subsidiary during the six-month period then ended, and shall deliver to Lender, within forty-five (45) calendar days, documentation to perfect Lender's Lien in such Intellectual Property, subject to the limitations set forth in Section 2.10, in each case in form and substance acceptable to Lender in its sole discretion. At any time and from time to time upon Lender's request, Borrower shall provide Lender with: (a) a detailed listing of all material software, equipment, contracts, licenses, domain names, and other material rights and property required to maintain the web-sites owned, operated, or used by Borrower or any Foreclosure Subsidiary in the conduct of its Business; (b) the names of any domain name registrars for any domain names used in connection with such web-sites (with a listing of the domain names corresponding to each such registrar); (c) the names, home addresses, and telephone numbers of the Borrower's and such Foreclosure Subsidiary's employees or agents who are (i) responsible for maintenance and operation of such web-sites, and (ii) the administrative contact, the technical contact, and the billing contact for any domain names owned in connection with such web-sites; and (d) the identity of the servers that maintain the web-sites.

            (g) PAYROLL TAXES. Without limiting or being limited by any other provision of any Loan Document, if Borrower or any Foreclosure Subsidiary is processing, managing or paying payroll taxes directly and falls one (1) month behind in such processing, management or payment, Borrower shall, or shall cause such Person to, retain and use a third-party acceptable to Lender in its sole discretion to process, manage and pay the payroll taxes of the Borrower and such Foreclosure Subsidiary. In all cases, Borrower shall cause to be delivered to Lender within thirty (30) calendar days after the end of each calendar month a confirmation of the status of the payroll taxes of the Credit Parties for the immediately preceding calendar month.

      6.2 PAYMENT OF OBLIGATIONS

            Borrower shall make full and timely indefeasible payment in cash of the principal of and interest on the Loan and all other Obligations when due and payable (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending).

      6.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS

            Each of Borrower and each Foreclosure Subsidiary shall (a) conduct its business in accordance with its current business practices, (b) engage principally in the same or similar lines of business substantially as heretofore conducted, (c) collect its Accounts in the ordinary course of business, (d) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents), (e) from time to time make all necessary repairs, renewals and replacements thereof; (f) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in its jurisdiction of formation and each other jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary except where failure to maintain such Permits or

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

qualification could reasonably be expected to be, have or result in a Material Adverse Effect or the necessity of compliance therewith is being contested in good faith by appropriate proceedings; (g) remain in good standing and maintain operations in all jurisdictions in which currently located, except where the failure to remain in good standing or maintain operations would not reasonably be expected to be, have or result in a Material Adverse Effect, and (h) maintain, comply with and keep in full force and effect its existence and all Intellectual Property and Permits necessary to conduct its business, except in each case where the failure to maintain, comply with or keep in full force and effect could not reasonably be expected to be, have or result in a Material Adverse Effect or the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

      6.4 COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS

            Each Credit Party (as applicable to such Credit Party) shall (a) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, (b) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, (c) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, and (d) properly file all reports required to be filed with any Governmental Authority, except under clauses (a), (b), (c), and/or (d) where the failure to comply, pay, file or perform would not reasonably be expected to be, have or result in a Material Adverse Effect.

      6.5 INSURANCE

            Each of Borrower and each Foreclosure Subsidiary shall keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses of similar size engaging in similar activities or lines of business or owning similar assets or properties and at least the minimum amount required by this Agreement, applicable law and any agreement to which Borrower is a party or pursuant to which Borrower or such Foreclosure Subsidiary provides any services, including, without limitation, liability, errors and omissions and property and business interruption insurance, as applicable; and maintain general liability insurance at all times against liability on account of damage to Persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business of a similar size engaged in activities similar to those of Borrower and such Foreclosure Subsidiary; and (c) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies and coverage levels to (i) be as are customary for a business of similar size engaged in activities similar to those of Borrower and such Foreclosure Subsidiary, (ii) name Lender as a loss payee or additional insured thereunder, as applicable, and (iii) expressly provide that such insurance policies and coverage levels cannot be altered, amended or modified in any manner which is adverse to Lender, or canceled or terminated without thirty (30) calendar days prior written notice to Lender, and that they inure to the benefit of Lender, notwithstanding any action or omission or negligence of or by Borrower or such Foreclosure Subsidiary, or any insured thereunder.

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

      6.6 TRUE BOOKS

            Each of Borrower and each Foreclosure Subsidiary shall (a) keep true, complete and accurate (in accordance with GAAP, except for the omission of footnotes and year-end adjustments in interim financial statements) books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its dealings and transactions in all material respects; and (b) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business.

      6.7 INSPECTION; PERIODIC AUDITS; QUARTERLY REVIEW

            Each of Borrower and each Foreclosure Subsidiary shall permit the representatives of Lender, at the expense of Borrower from time to time during normal business hours upon reasonable notice, to (a) visit and inspect any of Borrower's and such Foreclosure Subsidiary's offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine and/or audit all of Borrower's and such Foreclosure Subsidiary's books of account, records, reports and other papers, (b) make copies and extracts therefrom, and (c) discuss the Business and Borrower's and such Foreclosure Subsidiary's operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing); provided, however, that (x) unless an Event of Default has occurred and is continuing, Lender shall conduct no more than two (2) such visits, inspections and discussions per fiscal year and (y) no such notice shall be required so long as an Event of Default has occurred and is continuing. Borrower's and each Foreclosure Subsidiary's officers and Lender shall meet, not less than twice per year (which meeting may take place telephonically if requested by Lender), to review the Borrower's and such Foreclosure Subsidiary's business, operations, prospects, properties, assets, liabilities, condition and/ or Accounts.

      6.8 FURTHER ASSURANCES; POST CLOSING

            At Borrower's cost and expense, each Credit Party shall (a) within five (5) Business Days (or such longer period in the case of actions involving third parties as determined by Lender in its Permitted Discretion) after Lender's demand, take such further actions, obtain such consents and approvals and shall duly execute and deliver such further agreements, assignments, instructions or documents as Lender may request in its Permitted Discretion (if necessary) in order to effectuate the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence and during the continuation of a Default or Event of Default, (b) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8, and (c) upon the exercise by Lender or any of its Affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of such Person (including, without limitation, any Governmental Authority), execute and deliver, or cause the

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

execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Lender may, at any time and from time to time, request a certificate from an officer of Borrower representing that all conditions precedent to the making of the Loan contained herein are satisfied. Lender may, at its option, cease to make any further Advances until Lender has received such certificate, and, in addition, Lender has determined that such conditions are satisfied, in its sole and absolute discretion.

      6.9 PAYMENT OF INDEBTEDNESS

            Except as otherwise prescribed in the Loan Documents, each Credit Party shall pay, discharge or otherwise satisfy when due and payable (subject to applicable grace periods and, in the case of trade payables, to ordinary course of payment practices) all of its obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves shall have been made in accordance with GAAP consistently applied and consistent with their past practices.

      6.10 OTHER LIENS

            If Liens other than Permitted Liens exist, Credit Parties immediately shall take all actions, and execute and deliver all documents and instruments necessary to release and terminate such Liens or, in the case of any involuntary Liens, to contest the same in good faith and; provided, that Borrower shall have established reserves for such Liens in accordance with GAAP.

      6.11 USE OF PROCEEDS

            Borrower shall use the proceeds from Advances under the Loan only for the purposes set forth in the recitals to this Agreement.

      6.12 COLLATERAL DOCUMENTS; SECURITY INTEREST IN COLLATERAL

            (a) On demand of Lender, each of Borrower and each Foreclosure Subsidiary shall make available to Lender copies of any and all documents, instruments, materials and other items that relate to, secure, evidence, give rise to or generate or otherwise involve Collateral, including, without limitation, the Accounts of such Person. Each Credit Party shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Lender to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Lender's perfected first priority Lien on the Collateral (and each Credit Party irrevocably grants Lender the right, at Lender's option, to file any or all of the foregoing), (ii) maintain, or cause to be maintained, at all times, the pledge of the Collateral to Lender and Lender's perfected first priority and perfected Lien on the Collateral, and
(iii) defend the Collateral and Lender's first priority and perfected Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Lender (except for Permitted Liens), and pay all costs and expenses (including, without limitation, in-

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

house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which may, at Lender's discretion, be added to the Obligations.

            (b) If, after the date hereof, Borrower or any Foreclosure Subsidiary shall (i) obtain any domain names, (ii) any registered Trademark, Patent or Copyright, or apply for any such registration in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency in the United States, any state thereof, any political subdivision thereof or in any other country, or (iii) becomes the owner of any Trademark, Patent or Copyright registrations or applications for Trademark, Patent or Copyright registration used in the United States or any state thereof, political subdivision thereof or in any other country, the provisions of Section 2.10 hereof shall automatically apply thereto. Upon the request of Lender, each of Borrower and each Foreclosure Subsidiary shall, or shall cause the applicable Person to, promptly execute and deliver to Lender any and all assignments, agreements, instruments, documents and such other papers as may be requested by Lender in its sole discretion to evidence the security interest in and conditional assignment of such Trademark, Patent or Copyright, as the case may be, in favor of Lender. Borrower and each Foreclosure Subsidiary shall, to the extent consistent with their reasonable business judgment: (i) prosecute diligently any Trademark, Patent or Copyright application at any time pending; (ii) make application for registration or issuance of all new Trademarks, Patents and Copyrights as reasonably deemed appropriate by Borrower or such Foreclosure Subsidiary; (iii) preserve and maintain all rights in such Intellectual Property; and (iv) use its best efforts to obtain any consents, waivers or agreements necessary to enable Lender to exercise its remedies with respect to such Intellectual Property. Neither Borrower nor any Foreclosure Subsidiary shall abandon any material right to file a Trademark, Patent or Copyright application nor shall Borrower abandon any material pending Trademark, Patent or Copyright application, or material Trademark, Patent or Copyright without the prior written consent of Lender.

            (c) Without limiting the generality of the foregoing, Borrower shall, concurrent with the formation of any Foreclosure Subsidiary (i) cause such Foreclosure Subsidiary to guaranty the Obligations and grant to Lender, a security interest in all of such Foreclosure Subsidiary's assets as security for the Obligations and (ii) pledge the equity interests of such Foreclosure Subsidiary to Lender, as security for the Obligations. In furtherance thereof,
(x) each such Foreclosure Subsidiary shall execute a Joinder Agreement and become a party to such of the Loan Documents, including this Agreement, as Agent shall determine and (y) Borrower and such Foreclosure Subsidiary shall deliver such other documents as requested by Lender in its Permitted Discretion, including, without limitation, updated schedules, lien searches, certificates and legal opinions and take such other actions as Lender requests in order to create a perfected Lien in favor of Lender, in and on the equity interests and assets of such Foreclosure Subsidiary. Until such time as a Foreclosure Subsidiary is formed by Borrower in compliance with the terms and conditions of this Agreement, none of the representations and warranties or covenants contained in this Agreement relating to a Foreclosure Subsidiary shall be applicable.

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

      6.13 MORTGAGE LOAN DOCUMENTS

            Borrower agrees and covenants that it shall:

            (a) Cause each Mortgage Loan Note and each participation certificate evidencing a Mortgage Loan to have only one original counterpart;

            (b) Only enter into Mortgage Loan Documents which are on forms that are in material compliance with applicable state and federal laws;

            (c) Deliver to Custodian (or Lender) the original Mortgage Loan Documents and all other documentation required by Section 2.11(a); and

            (d) Deliver to Lender such assignment documents if reasonably requested by Lender from time to time in connection with acquisition of the Collateral by Lender or its successors and assigns in accordance with this Agreement while a Default or an Event of Default exists.

      6.14 PORTFOLIO REQUIREMENTS

            At all times during the Term, Borrower shall cause its portfolio of Eligible Receivables to be in full compliance with the following requirements (all to be calculated, as of any date of determination, with respect to all Eligible Receivables of such date, as applicable):

            (a) The average outstanding principal balance of the Eligible Receivables shall not exceed Fifteen Million Dollars ($15,000,000);

            (b) On and after the six (6) month anniversary of the Closing Date, Borrower shall at all times have a minimum of three (3) Eligible Receivables;

            (c) The weighted average yield of all Eligible Receivables shall not be less than ten and one-half percent (10.5%);

            (d) The weighted average Loan-to-Value shall not exceed eighty percent (80%); and

            (e) On and after January 13, 2005, the maximum dollar weighted exposure of Borrower to any single Account Debtor shall not exceed forty percent (40%) of Borrower's portfolio of Eligible Receivables.

      6.15 TAXES AND OTHER CHARGES

            All payments and reimbursements to Lender made by or on account of any obligation by Borrower under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever other than Excluded Taxes ("TAXES"). If any Credit Party shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Lender then the sum payable to Lender shall be

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

increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Loan Document, if at any time after the Closing or the making of any Advance (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (c) compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority: (i) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for Excluded Taxes), or (c) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lender of making or continuing or maintaining the Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 6.15 it shall promptly notify Borrower of the event by reason of which Lender has become so entitled, and each such notice of additional amounts payable pursuant to this
Section 6.15 submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

      6.16 SPECIAL PURPOSE ENTITY STATUS

            At all times during the Term, Borrower shall, and shall cause each Foreclosure Subsidiary and the General Partner, to be and to have been, at all times since their respective formation, Single Purpose Entities and shall be and cause each Foreclosure Subsidiary and General Partner to continue to be Single Purpose Entities. As used herein, "SINGLE PURPOSE ENTITY" shall mean a partnership or limited liability company which exists solely for the purpose of owning the Collateral (or, in the case of General Partner, its general partnership interest in Borrower), conducts business only in its own name, does not engage in any business or have any assets unrelated to the Collateral (or, in the case of General Partner, such partnership interest) does not have any Indebtedness other than as permitted by this Agreement (and without limitation does not assume or guarantee or become obligated for the debts of any other Person or hold out its credit to be available to satisfy the obligations of any other Person), has its own separate books, records, and accounts (with no commingling of assets), holds itself out as being separate and apart from any other Person (other than for tax purposes), and observes corporate, limited liability and partnership formalities independent of any other Person. In no event may any of Borrower, any Foreclosure Subsidiary, or General Partner amend its certificate of limited partnership or partnership agreement, or articles of formation or operating agreement, respectively, in any way which would adversely affect Lender or Borrower's, such Foreclosure Subsidiary's or General Partner's continued compliance with this Section 6.16, without Lender's prior written consent in its sole and absolute discretion. Borrower represents and warrants to Lender that it has delivered to Lender true, correct and complete copies of its articles of formation and operating agreement and General Partner's certificate of limited partnership or partnership agreement and true and correct copies of such documents from each of their respective constituent entities, direct or indirect. Without limitation, each of Borrower, each Foreclosure Subsidiary and General Partner has not and shall not:

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

            (i) fail to be organized solely for the purpose of (i) acquiring, developing, owning, managing or operating the Collateral (or in the case of General Partner, its general partnership interest in Borrower), (ii) entering into this Agreement and the documents related hereto, and (iii) engaging in any activity that is incidental, necessary or appropriate to accomplish the foregoing;

            (ii) engage in any business or activity other than the ownership, operation and maintenance of the Collateral (or, in the case of General Partner, its general partner interest in Borrower), and activities incidental thereto;

            (iii) acquire or own any material assets other than (i) the Collateral (or, in the case, of General Partner, its general partner interest in the Collateral) and (ii) such incidental personal property as may be necessary for the operation of the Collateral (or, in the case, of General Partner, its general partner interest in the Collateral);

            (iv) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

            (v) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Collateral is located, if applicable, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of such Person's organizational documents;

            (vi) own, form or acquire any Subsidiary or make any investment in, any Person other than, with respect to Borrower, such Foreclosure Subsidiary, or as permitted in Section 7.4;

            (vii) commingle its assets with the assets of any of its members, general partners, managers, Affiliates, principals or of any other Person nor fail to hold all of its assets in its own name;

            (viii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan and any other Permitted Indebtedness;

            (ix) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

            (x) fail to maintain its records, books of account and bank accounts separate and apart from those of the members, managers, general partners, principals and Affiliates thereof, and any other Person or fail to maintain such books and records in the ordinary course of its business;

            (xi) except as expressly provided in the partnership agreement of Borrower, the constituent documents of such Foreclosure Subsidiary and the operating agreement of General Partner, enter into any contract or agreement with any member,

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

      manager, general partner, principal or Affiliate of Borrower, Foreclosure Subsidiary, General Partner or Guarantor, or any member, partner, principal or Affiliate thereof, except as permitted under Section 7.6 and upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm's-length basis with third parties;

            (xii) seek to dissolve or wind up in whole, or in part, itself;

            (xiii) fail to correct any known misunderstandings regarding the separate identity of each of Borrower, such Foreclosure Subsidiary and General Partner, from any member, manager, partner, principal or Affiliate thereof or any other Person;

            (xiv) guarantee or become obligated for the debts of any other Person or hold out its credit as being able to satisfy the debts of another Person;

            (xv) make any loans or advances to any third party, including any of its members, managers, partners, principals or Affiliates, or any member, manager, partner, principal or Affiliate thereof, nor buy or hold evidence of indebtedness issued by any other Person (other than cash, Cash Equivalents and the Collateral);

            (xvi) fail to hold itself out to the public as a legal entity separate and distinct from any other Person, fail to conduct its business solely in its own name, mislead others as to the identity with which such other party is transacting business, or suggest that Borrower is responsible for the debts of any third party (including any of its members, managers, partners, principals or Affiliates, or any member, manager, partner, principal or Affiliate thereof);

            (xvii) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (xviii) share any common logo with or hold itself out as or be considered as a department or division (other than for tax purposes) of
      (i) any of its partners, managers, principals, members or Affiliates, (ii) any Affiliate of a partner, manager, principal or member, or (iii) any other Person;

            (xix) fail to maintain separate financial statements and accounting records, showing its assets and liabilities separate and apart from those of any other Person;

            (xx) fail to observe all applicable organizational formalities;

            (xxi) fail to pay the salaries of its own employees (if any) from its own funds;

            (xxii) fail to maintain a sufficient number of employees in light of its contemplated business operations;

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

            (xxiii) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

            (xxiv) fail to use separate stationery, invoices and checks bearing its own name;

            (xxv) pledge its assets for the benefit of any other Person, other than in connection with the loan secured hereby;

            (xxvi) acquire the obligations or securities of any member, manager, partner, principal or Affiliate, any Guarantor, or any member, manager, partner, principal or Affiliate thereof (other than the Collateral);

            (xxvii) fail to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

            (xxviii) have any obligation to indemnify its partners, officers, directors, managers, or members, as the case may be, or have such an obligation only if it is fully subordinated to the Loan and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Loan is insufficient to pay such obligation;

            (xxix) have any of its obligations guaranteed by any member, manager, partner, principal or Affiliate except Guarantor; and

            (xxx) take for itself or cause any other Person to take any of the following actions without the unanimous consent of its partners, managers and members, as applicable which shall include the consent of the Independent Manager: (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for itself or any other Person, (iii) make an assignment of its assets for the benefit of its creditors or an assignment of the assets of another Person for the benefit of such Person's creditors, or (iv) take any action in furtherance of the foregoing.

VII. NEGATIVE COVENANTS

            Borrower and each Foreclosure Subsidiary jointly and severally, and each other Credit Party, as to itself only (and only with respect to those covenants which specifically relate to such Credit Party, as provided below), covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) and termination of this Agreement:

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      7.1 FINANCIAL COVENANTS

            Borrower shall not violate, and Borrower shall fully comply with, the financial covenants set forth on Annex I to this Agreement, which annex is incorporated herein and made a part hereof.

      7.2 INDEBTEDNESS

            Neither Borrower nor any Foreclosure Subsidiary shall create, incur, assume or suffer to exist any Indebtedness, except the following ("Permitted Indebtedness"): (i) Indebtedness under the Loan Documents, (ii) Subordinated Debt of Borrower to which Lender, in its sole discretion, has granted its prior consent and (iii) obligations under an Intercreditor Agreement to the extent such obligations would constitute Indebtedness. Neither Borrower nor any Foreclosure Subsidiary shall make prepayments on any existing or future Indebtedness to any Person other than (a) to Lender, (b) to the extent specifically permitted by the applicable Subordination Agreement or (c) to the extent either required under any Interecreditor Agreement or determined by Borrower to be necessary thereunder in order to avoid any material reduction in the value of Borrower's rights under such Intercreditor Agreement or with respect to its interest in the Mortgage Loan affected thereby.

      7.3 LIENS

            Neither Borrower nor any Foreclosure Subsidiary shall create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership interests, whether now owned or hereafter acquired, except the following (collectively, "PERMITTED LIENS"): (a) Liens under the Loan Documents or otherwise arising in favor of Lender, (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP, (c)(i) statutory Liens of landlords and of carriers, warehousemen, mechanics, workmen, repairmen and/or materialmen, (ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP, (iii) zoning, building codes and other land use laws regulating the use or occupancy of such Person's real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of such Person's Business thereon; and (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (d) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits, (e) judgment Liens so long as they and/or the judgment they are securing do not constitute or result in an Event of Default; (f) any right of set-off granted in favor of any financial institution in respect of Deposit Accounts opened and maintained in the ordinary course

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

of business or pursuant to the requirements of this Agreement; provided, that with respect to any such Deposit Account, Lender has a perfected Lien and control agreement each in form, scope and substance satisfactory to Lender in its sole discretion, and (g) the rights and interests arising under the Intercreditor Agreements to the extent any of them would constitute a Lien.

      7.4 INVESTMENTS; INVESTMENT PROPERTY; NEW FACILITIES OR COLLATERAL; SUBSIDIARIES

            Neither Borrower nor any Foreclosure Subsidiary shall, directly or indirectly, (a) merge with, purchase, own, hold, invest in or otherwise acquire any obligations or Equity Interests or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture (except as permitted in clauses (ii), (iii) and (iv) of clause (b) below), (b) purchase, own, hold, invest in or otherwise acquire any Investment Property (except (i) Deposit Accounts with financial institutions in the ordinary course of business or as required by this Agreement; provided, that with respect to any such Deposit Accounts, Lender has a perfected Lien and control agreement each in form, scope and substance satisfactory to Lender in its sole discretion, (ii) Cash Equivalents with respect to which, in the case of Borrower and each Foreclosure Subsidiary, Lender has a perfected, first priority Lien and control agreement each in form and substance satisfactory to Lender in its sole discretion; (iii) Eligible Receivables pledged as Collateral hereunder; and (iv) interests arising under Intercreditor Agreements to the extent they would constitute investments), or (c) make or permit to exist any loan, advances or guarantees to or for the benefit of any Person (except as permitted in clauses
(ii), (iii) and (iv) of clause (b) above) or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. Neither Borrower nor any Foreclosure Subsidiary shall purchase, lease, own, operate, hold, invest in or otherwise acquire any property or asset or any Collateral that is located outside of the continental United States. Borrower shall have no Subsidiaries other than the Foreclosure Subsidiaries. No Foreclosure Subsidiary shall have any Subsidiaries.

      7.5 DIVIDENDS; REDEMPTIONS; EQUITY

            Neither Borrower nor any Foreclosure Subsidiary shall (a) except in the absence of an Event of Default, declare, pay or make any dividend or distribution on any Equity Interests or other securities or ownership interests (other than, in the case of any Foreclosure Subsidiary, to Borrower), (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any Equity Interests or other securities or interests or of any options to purchase or acquire any of the foregoing (except a return of capital permitted pursuant to Sections 7.5(a) and (c)), (c) except in the absence of an Event of Default, otherwise make any payments, dividends or Distributions to any stockholder, director or other equity owner in such Person's capacity as such,
(d) make any payment of any management, service or related or similar fee to any Person other than pursuant to the Servicing Agreement or the Intercreditor Agreements, or (e) issue, sell or create any Equity Interests (other than Permitted Securities).

      7.6 TRANSACTIONS WITH AFFILIATES

            Subject to Section 7.11, neither Borrower nor any Foreclosure Subsidiary shall enter into or consummate any transaction of any kind with any of its Affiliates other than: (a) the

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

Servicing Agreement, (b) the acquisition by Borrower of Mortgage Loans to the extent such Mortgage Loan is an Eligible Receivable, (c) the conveyance of Mortgage Loans by Borrower in accordance with the terms and conditions of this Agreement and (d) transactions permitted under Sections 6.16(xi), (xv) or
(xxvi), as disclosed in Schedule 5.16 or pursuant to Section 7.16.

      7.7 CHARTER DOCUMENTS; FISCAL YEAR; DISSOLUTION; USE OF PROCEEDS; INSURANCE POLICIES; DISPOSITION OF COLLATERAL; TAXES; TRADE NAMES

            Neither Borrower nor any Foreclosure Subsidiary shall (a) amend, modify, restate or change its certificate of incorporation, bylaws or similar charter or governance documents which would in any way have any adverse effect upon Lender or Borrower's or any Foreclosure Subsidiary's continuing compliance with the Special Purpose Entity requirements set forth in Section 6.16, (b) change its state of organization or change its corporate name without thirty
(30) calendar days prior written notice to Lender, (c) change its fiscal year,
(d) amend, alter, suspend, terminate or make provisional in any material way, any Permit, the suspension, amendment, alteration or termination of which could reasonably be expected to be, have or result in a Material Adverse Effect without the prior written consent of Lender, which consent shall not be unreasonably withheld, (e) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, (f) use any proceeds of any Loan for "purchasing" or "carrying" "margin stock" as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System for any use not contemplated or permitted by this Agreement, (g) amend, modify, restate or change any insurance policy in violation of this Agreement in a manner adverse to Lender, (h) engage, directly or indirectly, in any business other than the Business, (i) change its federal tax employer identification number or similar tax identification number under the relevant jurisdiction or establish new or additional trade names without providing not less than thirty (30) days advance written notice to Lender, (j) revoke, alter or amend any Tax Information Authorization (on IRS Form 8821 or otherwise) or other similar authorization mandated by the relevant Government Authority given to Lender or (k) certificate, or cause to have certificated, any Equity Interest that is not evidenced by a certificate as of the Closing Date that is Collateral subject to this Agreement, without Lender's prior written consent.

      7.8 TRANSFER OF ASSETS

            Except as expressly permitted pursuant to the terms of this Agreement, the Intercreditor Agreement executed in connection with the Wyndham Receivable or any other Intercreditor Agreement hereafter approved by Lender, or as permitted by Lender in its sole discretion, neither Borrower nor any Foreclosure Subsidiary shall sell, lease, transfer, pledge, assign or otherwise dispose of any of its assets or property or any interest therein, or agree to do any of the foregoing, except for the sale or other disposition of (i) Mortgage Loans which have been released from the Liens and security interests granted pursuant to this Agreement in compliance with Section 2.8 hereof; (ii) cash or other property distributed in compliance with Section 7.5 hereof; and (iii) any property not constituting Collateral hereunder.

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      7.9 CONTINGENT OBLIGATIONS AND RISKS

            Except as otherwise expressly permitted by this Agreement, neither Borrower nor any Foreclosure Subsidiary shall enter into any Contingent Obligations or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than indemnities to officers and directors of such Person to the extent permitted by applicable law); provided, however, that nothing contained in this
Section 7.9 shall prohibit either of them from endorsing checks in the ordinary course of its business.

      7.10 TRUTH OF STATEMENTS

            No Credit Party shall furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

      7.11 PAYMENT ON SUBORDINATED DEBT

            Except to the extent permitted pursuant to the applicable Subordination Agreements, Borrower shall not (a) make any payment of any part or all of any Subordinated Debt, including, without limitation, any prepayments,
(b) repurchase, redeem, prepay or retire any instrument evidencing any such Subordinated Debt prior to maturity, or (c) enter into any agreement (oral or written) which could in any way be construed to amend, modify or alter in a manner adverse to Lender, as determined by Lender in its sole discretion, or to terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt. Borrower may make payments on the Subordinated Debt only in accordance with the provisions of the applicable Subordination Agreements.

      7.12 MODIFICATIONS OF AGREEMENTS

            (a) Borrower shall not make, or agree to make, any modification, amendment or waiver of any of the terms or provisions of, any documents evidencing Subordinated Debt, except as approved by Lender.

            (b) Borrower shall not make, or agree to make, any modification, amendment or waiver of any of the terms or provisions of, and will not fail to enforce or diligently pursue its remedies under the Servicing Agreement, and

            (c) Neither Borrower nor any Foreclosure Subsidiary shall make or agree to make, any modification, amendment or waiver of any of the terms or provisions of any Mortgage Loan Document which, except in respect of the Mortgage Loans listed on Schedule 7.12 hereto, (i) decreases the interest rate payable on any Mortgage Loan, (ii) lengthens or shortens the maturity of any Mortgage Loan, (iii) reduces or waives any principal, interest or fees required to be paid under any Mortgage Loan, (iv) releases any borrower or guarantor from its obligations under any Mortgage Loan, (v) modifies the financial covenants of any Mortgage Loan, (vi) except to the extent such release may be consummated without the consent of Borrower pursuant to the terms of the applicable Intercreditor Agreement and Mortgage Loan Documents in respect of the Wyndham Receivable, releases any Mortgage Loan Collateral, or (vii) except to the extent such change may be effected without the consent of Borrower pursuant to the terms of

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

the applicable Intercreditor Agreement and Mortgage Loan Documents, changes the terms of any franchise or management agreement applicable to the related Hotel without, in each such case, the consent of Lender in its Permitted Discretion. To the extent consent is required in accordance with this Section 7.12(c), in the event Borrower modifies, amends or waives any terms or provisions of any Mortgage Loan Document, and Lender does not provide its consent to such modification, amendment or waiver, Borrower shall have five (5) Business Days from Receipt of notice from Lender that Lender does not approve such modification, amendment or waiver to return the modified or amended Mortgage Loan Document to its condition prior to such modification or amendment or to rescind its waiver to any provision of such Mortgage Loan Document.

      7.13 UNDERWRITING GUIDELINES

            Borrower shall not modify its Underwriting Guidelines, as set forth on Exhibit C attached hereto, without the prior written consent of Lender, which shall not be unreasonably withheld.

      7.14 PATRIOT ACT

            No Credit Party (i) is currently or will become a Person whose property or interests in property are blocked or subject to blocking pursuant to
Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) will otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other regulation or executive order.

      7.15 DEPOSIT ACCOUNTS

            Neither Borrower nor any Foreclosure Subsidiary shall open a Deposit Account (other than those listed on Schedule 5.18C as of the Closing Date) without the prior written consent of Lender, except for (a) Deposit Accounts in which Lender has a perfected, first priority Lien, to the extent required by, and in accordance with, Section 6.1(g) and (b) the Residual Proceeds Accounts and any Investment Property excluded in compliance with Section 2.10(d).

      7.16 FORECLOSURE RIGHTS

            Borrower may not commence any Enforcement Action with respect to the Mortgage Loan Collateral for any Mortgage Loan. In the event a default or event of default exists under any Mortgage Loan which gives rise to Borrower's right to commence any Enforcement Action with respect to the Mortgage Loan Collateral for such Mortgage Loan, prior to commencing any such Enforcement Action, Borrower shall assign to a Foreclosure Subsidiary, and such Foreclosure Subsidiary shall assume, the applicable Mortgage Loan and all Mortgage Loan Documents related thereto and the exercise of all rights and remedies shall thereafter be conducted through such Foreclosure Subsidiary only. Such Foreclosure Subsidiary may only commence an Enforcement Action under the applicable Mortgage Loan Documents in

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

accordance with the terms and conditions of Section 2.17(a). Prior to such Foreclosure Subsidiary's exercise of an Enforcement Action, Lender may elect to cause Borrower or such Foreclosure Subsidiary to engage an accredited environmental firm to perform a Phase I environmental study on the underlying Mortgage Loan Collateral constituting real property. In the event said Phase I demonstrates that such real property has potential environmental issues, in the sole determination of Lender, Lender may prohibit the exercise of any Enforcement Action in respect of such Mortgage Loan Collateral, such Foreclosure Subsidiary shall not pursue the exercise of any such Enforcement Action in respect of such Mortgage Loan Collateral and Borrower shall comply with the mandatory prepayment provisions set forth in Section 2.8(f) with respect to such Mortgage Loan.

            In the event Borrower directly purchases any senior loan related to any Mortgage Loan and becomes entitled as a result thereof to assume all of the obligations of the related senior lender or lenders with respect to such senior loan, any Enforcement Action in respect of such senior loan shall be governed by this Section 7.16 (as if the references in the definition of the term "Enforcement Action" and this Section 7.16 to "Mortgage Loan", "Mortgage Loan Collateral" and "Mortgage Loan Documents" were to mean and refer to such senior loan, the collateral therefor and the documents evidencing and securing the same).

      7.17 GENERAL PARTNER

            General Partner shall not engage in any trade or business, own any assets (other than the general partnership interest in Borrower), incur any Indebtedness or Contingent Obligations or otherwise take or omit to take any action which would result in a violation of Section 6.16.

      7.18 SERVICING AGREEMENT

            Neither Borrower nor any Foreclosure Subsidiary shall terminate the Servicing Agreement or appoint a successor servicer thereunder without the prior written consent of Lender.

VIII. EVENTS OF DEFAULT

            The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT":

            (a) Borrower shall fail to pay any amount on the Obligations or provided for in any Loan Document when due unless paid in accordance with
Section 2.9(b) (in all cases, whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise); provided, however, with respect to the failure to pay interest on any Loan, an Event of Default shall occur if such payment has not been made when such payment shall be due and payable;

            (b) any representation, statement or warranty made or deemed made by any Credit Party in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on

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                                       54
the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect) except those made as of a specific date;

            (c) any Credit Party, or any other party thereto, other than Lender, shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, or any event of default occurs under, any Loan Document and such violation, breach, default, event of default or failure shall not be cured within the period set forth below; provided, that with respect to the affirmative covenants set forth in
Article VI (other than Sections 6.8(c) and 6.11 for which there shall be no cure period and Section 6.2 for which there shall be a cure period to the extent indicated in subsection (a) above), there shall be a thirty (30) calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which a Responsible Credit Party Officer had actual knowledge of such failure, violation, breach or default and resulting Default.

            (d) (i) any of the Loan Documents ceases to be in full force and effect (other than in accordance with its terms), or (ii) any Lien created thereunder ceases to constitute a valid first priority perfected Lien on the Collateral in accordance with the terms thereof, or Lender ceases to have a valid perfected first priority security interest in any of the Collateral or any securities pledged to Lender, pursuant to the Security Documents; provided, that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section 8(d), there shall be a five (5) Business Day cure period commencing from the earlier of (A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which a Responsible Credit Party Officer had actual knowledge of such breach or violation and resulting Default or of any event, fact or circumstance constituting or resulting in any of the foregoing), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

            (e) one or more judgments or decrees is rendered against (i) Borrower or any Foreclosure Subsidiary in an amount in excess of $50,000 individually or $100,000 in the aggregate or (ii) any other Credit Party in an amount in excess of $2,500,000 in the aggregate (excluding judgments to the extent covered by insurance of such Person), which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;

            (f) (i) any default or breach occurs, which is not cured within any applicable grace period or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of (1) Borrower or any Foreclosure Subsidiary, in excess of $100,000 individually or in the aggregate or (2) any other Credit Party, in excess of $10,000,000 individually or in the aggregate, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Credit Party is a party or to which any of their properties or assets are subject or bound (1) under or pursuant to which with respect to (A) Borrower or any Foreclosure Subsidiary any Indebtedness in excess of $100,000 individually or in the aggregate and (B) with respect to any other Credit Party, any Indebtedness in excess of $10,000,000 individually or in the aggregate, was issued,

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

created, assumed, guaranteed or secured and such default or breach continues for more than any applicable grace period or permits the holder of any such Indebtedness to accelerate the maturity thereof, or (2) that is between any Credit Party and Lender or Affiliate of Lender (other than the Loan Documents),
(ii) any Indebtedness of (A) Borrower or any Foreclosure Subsidiary in excess of $100,000 individually or in the aggregate or (B) any other Credit Party in excess of $10,000,000 individually or in the aggregate is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment or a payment due on the voluntary termination of a capital lease) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness in excess of $100,000 individually or in the aggregate in respect of Borrower or any Foreclosure Subsidiary or $10,000,000 individually or in the aggregate in respect of any other Credit Party (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs any event which would cause any such obligation to become, or allow any such obligation to be declared, due and payable or (iii) any default or breach by Borrower occurs under any Intercreditor Agreement or Mortgage Loan Document which is not cured within any applicable grace period;

            (g) any Credit Party shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or shall otherwise be dissolved or liquidated, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

            (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) shall approve a petition filed against any Credit Party seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Credit Party or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against any Credit Party any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which any Credit Party takes any action to indicate its approval or consent;

            (i) (i) any Change of Control occurs, (ii) any Material Adverse Effect or Material Adverse Change occurs or (iii) Borrower ceases any material portion of its business operations as conducted at the Closing Date;

            (j) an event of default occurs under any other Loan Document and remains un-remedied or uncured for any applicable cure periods;

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

            (k) any Credit Party or any of Borrower's directors or senior officers is criminally indicted or convicted (a) of a felony, or (b) under any law that could lead to a forfeiture of any material (as determined by Lender in its sole discretion) Collateral;

            (l) Ashford shall fail to maintain compliance with all financial covenants contained in Sections 6.13 and 6.14 of the Ashford Credit Facility; or

            (m) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against (i) Borrower or any Foreclosure Subsidiary in an amount in excess of $50,000 individually or $100,000 in the aggregate or (ii) any other Credit Party in an amount in excess of $2,500,000 in the aggregate or any of its or their material property or assets or against any of the Collateral, in each case which is/are not satisfied, stayed, vacated, dismissed or discharged within thirty (30) calendar days of being issued or executed.

In any such event, notwithstanding any other provision of any Loan Document, (I) Lender may, by notice to Borrower (i) terminate its obligations hereunder, whereupon the same shall immediately terminate, and (ii) declare all or any of the Loan and/or Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(d), (g), (h) (other than an Event of Default under Section 8(g) or (h) with respect to any Guarantor) or (j), in which event all of the foregoing shall automatically and without further act by Lender be due and payable and Lender's obligations hereunder shall terminate; and (II) effective immediately upon Receipt of notice from Lender (unless specifically prohibited and provided for in Article VII, in which case effective immediately upon an Event of Default without any action of Lender) after any such Event of Default, no action permitted to be taken under Article VII hereof may be taken.

IX. RIGHTS AND REMEDIES AFTER DEFAULT

      9.1 RIGHTS AND REMEDIES

            (a) In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Lender shall have the right (subject to any applicable limitations set forth in the Intercreditor Agreements) to exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of any Credit Party held by Lender to reduce the Obligations, (ii) foreclose the Liens created under the Loan Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Credit Party, as applicable, might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Credit Party shall resist or interfere with such action, (vii) at Borrower's expense, require that all or any part of the Collateral be assembled and made available to Lender at any place designated by Lender in its sole discretion, (viii) reduce or otherwise change the Facility Cap, the Availability, the Borrowing Base and/or any component of the foregoing and/or
(ix) relinquish or abandon its security interest in any Collateral. Notwithstanding any provision

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of any Loan Document, Lender, in its sole discretion, shall have the right, at any time that any Credit Party fails to do so, and from time to time, without prior notice, to: (A) obtain insurance covering any of the Collateral to the extent required hereunder; (B) pay for the performance of any of the Obligations; (C) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Loan Document unless such Credit Party is in good faith with due diligence by appropriate proceedings contesting those items; and
(D) pay for the maintenance, repair and/or preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Lender and shall be secured by the Collateral, and such payments by Lender shall not be construed as a waiver by Lender of any Event of Default or any other rights or remedies of Lender.

            (b) Credit Parties jointly and severally agree that notice received by any of them at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Credit Parties. At any sale or disposition of Collateral or securities pledged, Lender may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by any Credit Party which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral. In dealing with or disposing of the Collateral or any part thereof, Lender shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

      9.2 APPLICATION OF PROCEEDS

            Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.5 and Section 2.16 hereof), in addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder upon the occurrence and continuation of an Event of Default shall be applied in the following order of priority: (i) first, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Borrower's business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Lender may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith); (ii) second, to the payment of all Obligations in such order as determined by Lender in its sole discretion; (iii) third, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction; provided, that Borrower, and each Guarantor to the extent provided for in

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any Guaranty executed by such Guarantor, shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) or any of the other items referred to in this Section (other than Section 9.2(iii) to the extent the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been indefeasibly paid in full in cash).

      9.3 RIGHTS TO APPOINT RECEIVER

            Without limiting and in addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

      9.4 ATTORNEY-IN-FACT

            Each Credit Party hereby irrevocably appoints Lender as its attorney-in-fact for the limited purpose of taking any action permitted under the Loan Documents that Lender deems necessary or desirable (in Lender's sole discretion) upon the occurrence and continuation of an Event of Default to protect and realize upon Lender's Lien in the Collateral, including the execution and delivery of any and all documents or instruments related to the Collateral in such Credit Party's name, and said appointment shall create in Lender a power coupled with an interest.

      9.5 BLOCKED ACCOUNTS

            Without limiting any other provision of any Loan Document and in addition to any other rights, options and remedies, Lender has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of any Event of Default, Lender shall have the right to require that all amounts in all Deposit Accounts (except for the Residual Proceeds Account and any Investment Property excluded from the Collateral in accordance with Section 2.10(d)) of Borrower are paid and delivered directly into a blocked account under the sole dominion and control of Lender and that all such amounts are immediately transferred into a depository account or accounts maintained by Lender or an Affiliate of Lender at such bank as Lender may determine in its sole discretion.

      9.6 RIGHTS AND REMEDIES NOT EXCLUSIVE

            Lender shall have the right in its sole discretion to determine which rights, Liens and/or remedies Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lender's rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and

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remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Lender described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Lender otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X. WAIVERS AND JUDICIAL PROCEEDINGS

      10.1 WAIVERS

            Except as expressly provided for herein, each Credit Party hereby waives set off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Each Credit Party hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Lender to obtain an order of court recognizing the assignment of, or Lien of Lender, in and to, any Collateral.

            NOTHING CONTAINED IN THE IMMEDIATELY PRECEEDING SENTENCE SHALL PREVENT OR PROHIBIT ANY CREDIT PARTY FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM CONSTITUTING A MANDATORY COUNTERCLAIM. LENDER HEREBY WAIVES ANY DEFENSE OR OBJECTION TO ANY CREDIT PARTY INSTITUTING OR MAINTAINING SUCH A SEPARATE ACTION AGAINST LENDER FOR ANY CLAIM WHICH BORROWER IS PRECLUDED FROM INTERPOSING AS A COUNTERCLAIM IN ANY PROCEEDING COMMENCED BY LENDER DESCRIBED IN THIS SECTION 10.1, BUT THE DEFENSES AND OBJECTIONS SO WAIVED ARE LIMITED SOLELY TO DEFENSES AND OBJECTIONS BASED ON THE ASSERTION OF SUCH CLAIM IN A SEPARATE ACTION AND DO NOT INCLUDE ANY OTHER DEFENSES OR OBJECTIONS, WHETHER PROCEDURAL OR SUBSTANTIVE.

      10.2 DELAY; NO WAIVER OF DEFAULTS

            No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Lender's part in enforcing any such provision shall affect the liability of any Credit Party or operate as a waiver of such provision or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances, Lender does not waive any breach of any

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representation or warranty of under any Loan Document, and all of Lender's claims and rights resulting from any such breach or misrepresentation are specifically reserved.

      10.3 JURY WAIVER

            EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

      10.4 AMENDMENT AND WAIVERS

            (a) Except as otherwise provided herein, no amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower and the other signatures hereto.

            (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Lender, to take additional Collateral pursuant to any Loan Document.

            (c) Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.4 shall be binding upon Lender, Borrower and each other signatory hereto.

XI. EFFECTIVE DATE AND TERMINATION

      11.1 EFFECTIVENESS AND TERMINATION

            Subject to Lender's right to accelerate the Loan and terminate and cease making and funding Advances upon the occurrence and during the continuation of any Event of Default, this Agreement shall continue in full force and effect until the Maturity Date, unless terminated sooner as provided in this Section 11.1. Borrower may not terminate (i) this Agreement or (ii) terminate the Loan in full without terminating this entire Agreement and the Loan. Borrower may terminate this Agreement either (x) in connection with a voluntary prepayment in full in cash of all Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) pursuant to Section 2.8(i) or (y) at any time after July 13, 2005, upon not less than ninety (90) calendar days prior written notice to Lender and upon full performance and

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indefeasible payment in full in cash of all Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) on or prior to such 90th calendar day after Receipt by Lender of such written notice. Upon the Maturity Date, or any such termination by Borrower, the obligation of the Lender to make Advances under the Loan shall terminate. All of the Obligations shall be immediately due and payable upon the earlier of the Maturity Date or any such termination on the Maturity Date or the termination date stated in the notice of termination, as applicable (the "TERMINATION DATE"). Notwithstanding the foregoing, any termination notice by Borrower pursuant to clause (y) of this Section 11.1 shall be revocable; provided, that any revocation shall be by written notice by Borrower to Lender and to the extent Borrower wishes to terminate this Agreement after any such revocation it shall do so only in compliance with the time periods and other requirements of this Section 11.1 (i.e., once a termination notice is revoked, any subsequent termination notice shall be subject to the full advance notice and effectiveness requirements of this Section 11.1). Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect Lender's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and indefeasibly paid in cash in full. The Liens granted to Lender, under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Lender shall continue in full force and effect notwithstanding the fact that Borrower's borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and indefeasibly paid in full in cash.

      11.2 SURVIVAL

            All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by any Credit Party in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making and funding of the Loan and any termination of this Agreement until all Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.4, 3.6, 6.15, 10.1, 10.3, 11.1, 11.2, 13.1, 13.3, 13.4, 13.7, 13.9, 13.10 and 13.11 shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII. GUARANTY

      12.1 GUARANTY

      Each Foreclosure Subsidiary hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding of Borrower under any Debtor Relief Laws), fees, commissions, expense

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reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by any Borrower, the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Lender in enforcing any rights under the guaranty set forth in this Article XII. Without limiting the generality of the foregoing, each Foreclosure Subsidiary's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower to Lender under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Laws involving Borrower or any other Credit Party.

      12.2 GUARANTY ABSOLUTE

      Each Foreclosure Subsidiary guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of Lender with respect thereto. The obligations of each Foreclosure Subsidiary under this Article XII are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against such Foreclosure Subsidiary to enforce such obligations, irrespective of whether any action is brought against such Foreclosure Subsidiary or whether such Foreclosure Subsidiary is joined in any such action or actions. The liability of each Foreclosure Subsidiary under this
Article XII shall be irrevocable, absolute and unconditional irrespective of, and such Foreclosure Subsidiary hereby irrevocably waives any defenses (other than the defense of payment in full of the Obligations) it may now or hereafter have in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower, any Credit Party or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any change, restructuring or termination of the limited liability company or partnership structure or existence of Borrower or such Foreclosure Subsidiary; or

            (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lender that might otherwise constitute a defense available to, or a discharge of, Borrower or such Foreclosure Subsidiary or any other guarantor or surety.

      This Article XII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lender or any other Person upon the insolvency, bankruptcy or reorganization of

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Borrower or any Foreclosure Subsidiary or otherwise, all as though such payment had not been made.

      12.3 WAIVER

      Each Foreclosure Subsidiary hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XII and any requirement that Lender exhaust any right or take any action against Borrower, any other Guarantor or any other Person or any Collateral. Each Foreclosure Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 12.3 is knowingly made in contemplation of such benefits. Each Foreclosure Subsidiary hereby waives any right to revoke this Article XII, and acknowledges that this
Article XII is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

      12.4 CONTINUING GUARANTY; ASSIGNMENTS

      This Article XII is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Article XII, (b) be binding upon each Foreclosure Subsidiary, its successors and assigns and (c) inure to the benefit of, and be enforceable by, Lender and its permitted successors, pledgees, transferees and assigns.

      12.5 SUBROGATION

      No Foreclosure Subsidiary will exercise any rights that it may now or hereafter acquire against Borrower or any other Guarantor or that arise from the existence, payment, performance or enforcement of such Foreclosure Subsidiary's obligations under this Article XII, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lender against Borrower, any other Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law including, without limitation, the right to take or receive from Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article XII shall have been indefeasibly paid in full in cash and all commitments to lend hereunder shall have terminated if (i) Borrower or any Guarantor shall make payment to Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XII shall be paid in full in cash and (iii) all Commitments to lend hereunder shall have been terminated, Lender will, at such Foreclosure Subsidiary's request and expense, execute and deliver to such Foreclosure Subsidiary appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Foreclosure Subsidiary of an interest in the Guaranteed Obligations resulting from such payment by such Foreclosure Subsidiary.

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XIII. MISCELLANEOUS

      13.1 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE

            The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against any one or more Credit Parties with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery of each Loan Document to which it is a party, each Credit Party (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 13.5 hereof, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens. Nothing shall affect the right of any Credit Party or Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement with the assistance of counsel and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

      13.2 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS

            (a) Subject to Sections 13.2(f) and (h), Lender may at any time assign all or a portion of its rights and delegate all or a portion of its obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loan) to one or more Persons constituting a Qualified Transferee, Eligible Transferee or Qualified Institutional Lender (each as defined in the applicable Intercreditor Agreement (a "TRANSFEREE")); provided, that such assignment shall be in an amount of not less than $5,000,000; provided, further, that notwithstanding anything to the contrary in this Agreement (including, without limitation, any limitation set forth in this Section 13.2(a)), CapitalSource hereby agrees that so long as (A) any Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then due and payable or for which any events or claims that would give rise thereto are not then pending) remain outstanding, (B) no Default or Event of Default has occurred and is continuing, and (C) CapitalSource has not previously assigned any of its rights during the continuance of a Default or Event of Default, its aggregate Commitments shall equal at least fifty and one-tenth of one percent (50.1%) of the total aggregate Commitments. Notwithstanding anything to the contrary in this Agreement, there shall be no limitation or restriction on Lender's ability to assign, pledge or otherwise transfer any Note or other Obligation if an Event of Default shall have occurred. The Transferee and Lender shall execute and deliver for acceptance and recording in the Register, a Lender Addition Agreement, which shall be in form and substance reasonably acceptable to Lender in its sole discretion. Upon such execution, delivery, acceptance and

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recording, from and after the effective date determined pursuant to such Lender
Addition Agreement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations as it would if it were a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but, with respect to matters occurring before such assignment, shall nevertheless continue to be entitled to the benefits of Sections 13.4 and 13.7). Credit Parties hereby acknowledge and agree that any assignment will give rise to a direct obligation of Credit Parties to the Transferee and that the Transferee shall be considered to be a "Lender" hereunder. Credit Parties may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Credit Parties' rights, title, interests, remedies, powers, and duties hereunder or thereunder.

            (b) Lender may at any time sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loan) to one or more Persons (each, a "PARTICIPANT"); provided, that such sale shall be in an amount of not less than $5,000,000. In the event of any such sale by Lender of a participation to a Participant, (i) Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance thereof, (iii) Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents, and (iv) Credit Parties and Lender shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which Lender shall sell any such participation shall provide that Lender shall retain the sole right and responsibility to exercise Lender's rights and enforce each of Credit Parties' obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided, that such participation agreement may provide that Lender will not agree, without the consent of the Participant, to any amendment, supplement, modification or waiver of: (A) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (B) any extension of the termination date of this Agreement or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (C) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). Credit Parties hereby acknowledge and agree that the Participant under each participation shall, solely for the purposes of Section 13.4 of this Agreement be considered to be a "Lender" hereunder.

            (c) Lender, on behalf of Credit Parties, shall maintain at its address referred to in Section 13.5 a copy of each Lender Addition Agreement delivered to it and the Register. Notwithstanding anything in this Agreement to the contrary, Lender shall treat each Person whose name is recorded in the Register as the owner of the Loan, the Notes and the Commitment recorded therein for all purposes of this Agreement. The Register shall be available for

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inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Notwithstanding anything in this Agreement to the contrary, no assignment under Section 13.2(a) of any rights or obligations under or in respect of the Loan or the Notes evidencing such Loan shall be effective unless and until Lender shall have recorded the assignment pursuant to Section 13.2(c). Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and a Transferee, Lender shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lender and Credit Parties. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it, all or a portion of which are being assigned, and Credit Parties, at their own expense, shall, upon the request of Lender by the assigning Lender or the Transferee, as applicable, execute and deliver to Lender, within five (5) Business Days of any request, new Notes to reflect the interest held by the assigning Lender and its Transferee.

            (e) Except as otherwise provided in this Section 13.2 Lender shall not, as between Credit Parties and Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loan or other Obligations owed to Lender.

            (f) Notwithstanding any other provision set forth in this Agreement, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, including, without limitation, the Loan owing to it and the Notes held by it and the other Loan Documents and Collateral, in favor of any Federal Reserve Bank in accordance with applicable law.

            (g) Credit Parties agree to use commercially reasonable efforts at no expense to such Credit Party to assist Lender in assigning or selling participations, in compliance with the provisions of this Agreement, in all or any part of any Loan made by Lender to another Person identified by Lender; provided that no amendments or modifications to the material terms of this Agreement shall be required of Credit Parties in connection therewith without their prior consent.

            (h) Notwithstanding anything in the Loan Documents to the contrary,
(i) Lender and its Affiliates shall not be required to execute and deliver a Lender Addition Agreement in connection with any transaction involving its Affiliates or lenders, (ii) no lender to or funding or financing source of Lender or its Affiliates shall be considered a Transferee, (iii) there shall be no limitation or restriction on Lender's ability to assign or otherwise transfer any Loan Document to any such Affiliate or lender or funding or financing source, and (iv) there shall be no limitation or restriction on such Affiliates' or lenders' or financing or funding sources' ability to assign or otherwise transfer any Loan Document, Loan, Note or Obligation (or any of its rights thereunder or interest therein); provided, however, Lender shall continue to be liable as a "Lender" under the Loan Documents unless such Affiliate or lender or funding or financing source executes a Lender Addition Agreement and thereby becomes a "Lender."

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

            (i) The Loan Documents shall inure to the benefit of Lender, each permitted Transferee, Participant (to the extent expressly provided therein only) and all future permitted holders of the Notes, the Obligations and/or any of the Collateral, and each of their respective permitted successors and permitted assigns. Each Loan Document shall be binding upon the Persons other than Lender that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party. Nothing contained in any Loan Document shall be construed as a delegation to Lender of any other Person's duty of performance. BORROWER ACKNOWLEDGES AND AGREES THAT LENDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LOAN DOCUMENT, NOTE, THE OBLIGATIONS AND/OR THE COLLATERAL TO OTHER PERSONS, IN EACH CASE ON THE TERMS AND CONDITIONS PROVIDED HEREIN. Each permitted Transferee shall have all of the rights and benefits with respect to the Obligations, Notes, Collateral and/or Loan Documents held by it as fully as if the original holder thereof; provided, that, notwithstanding anything to the contrary in any Loan Document, no Credit Party shall be obligated to pay under this Agreement to any Participant any sum in excess of the sum which it would have been obligated to pay to Lender had such participation not been effected. Lender may disclose to any Transferee or Participant all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document; provided, that Transferees and Participants shall be subject to the confidentiality provisions contained herein that are applicable to Lender.

            (j) Subject to Section 13.2(h), to the extent CapitalSource assigns all or any portion of its obligations under this Agreement and the other Loan Documents to one or more Transferees after the Closing Date, CapitalSource agrees to enter into an amendment and restatement of this Agreement for the purpose of including agency provisions and voting rights typical of those found in a syndicated loan transaction for a similarly situated borrower.

      13.3 APPLICATION OF PAYMENTS

            To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Lender and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Lender. Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as Lender shall decide in its sole discretion.

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                                       68

      13.4 INDEMNITY

            Credit Parties, jointly and severally, shall indemnify Lender, its Affiliates and managers, members, officers, employees, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and reasonable legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by, or any matter related to, any act of or omission by Borrower or any of its officers, directors, agents, except to the extent any of the foregoing arises out of the gross negligence or willful misconduct of any Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which Credit Parties are responsible to pay or indemnify, Credit Parties expressly agree that their indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its reasonable discretion for the work performed. Lender agrees to give Credit Parties reasonable notice of any event of which Lender becomes aware for which indemnification may be required under this Section 13.4. If Lender notifies any Credit Party of any claim or proceeding for which the Credit Parties are required to indemnify Lender hereunder, such Credit Party shall assume on behalf of Lender, with the prior consent of Lender, the defense thereof with counsel selected by the Credit Party; provided that Lender shall have the right to be represented by advisory counsel of its own selection and at the expense of such Credit Party. If the applicable Credit Party fails to assume promptly the defense of Lender, then Lender may, upon prior notice to such Credit Party, defend (or settle, with the Credit Party's prior written consent, such consent not to be unreasonably withheld or delayed) the claim at the Credit Parties' expense using counsel selected by the Lender. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral, subject to Credit Parties' prior approval of any settlement, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "INSURED EVENT"), Lender agrees not to exercise its right to select counsel to defend the event if that would cause Credit Parties' insurer to deny coverage; provided, however, that Lender reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that Credit Parties have paid to Lender pursuant to the indemnity set forth in this Section 13.4, then Lender shall promptly pay to Credit Parties the amount of such recovery. Without limiting any of the foregoing, Credit Parties, jointly and severally, indemnify the Indemnified Parties for all claims for brokerage fees or commissions (other than claims of a broker with whom such Indemnified Party has directly contracted in writing) which may be made in connection with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby.

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

      13.5 NOTICE

            Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this
Section 13.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or
(iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

      13.6 SEVERABILITY; CAPTIONS; COUNTERPARTS; FACSIMILE SIGNATURES

            If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

      13.7 EXPENSES

            Credit Parties jointly and severally shall pay, whether or not the Closing occurs, all reasonable out-of-pocket fees, costs and expenses incurred or earned by Lender and/or its Affiliates, including, without limitation, documentation and diligence costs, fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other reasonable out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of the taking or refraining from taking by Lender of any action requested by any Credit Party, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Lender's Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender's transactions with Credit Parties, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument upon the occurrence and during the continuance of a Default or Event of Default, (vii) arising out of or relating to any Default or

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                                       70

Event of Default or occurring thereafter or as a result thereof, (viii) in connection with all actions, visits, audits and inspections undertaken by Lender or its Affiliates pursuant to the Loan Documents, and/or (ix) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrower's account and shall be part of the Obligations. If Lender or any of its Affiliates uses in-house counsel for any purpose under any Loan Document for which Borrower is responsible to pay or indemnify, Credit Parties expressly agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender or such Affiliate in its reasonable discretion for the work performed. Without limiting the foregoing, Credit Parties shall jointly and severally pay all taxes (other than Excluded Taxes), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements. Lender acknowledges receipt of $150,000 from Borrower prior to the date hereof which shall be applied by Lender toward the fees, costs and expenses owed by Borrower to Lender under this Agreement.

            Notwithstanding the foregoing, if any litigation is commenced relating to the interpretation of Section 8(i)(ii), Borrower and Lender shall each be responsible for their own costs and expenses associated with such litigation.

      13.8 ENTIRE AGREEMENT

            This Agreement and the other Loan Documents to which Credit Parties are parties constitute the entire agreement between Credit Parties and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings (including but not limited to the term sheets dated on or about April 14, 2004), if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrower and Lender, as appropriate. Except as set forth in and subject to Section 10.4, no provision of any Loan Document may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Credit Parties and Lender, provided, that no consent or agreement by Credit Parties shall be required to amend, modify, change, restate, waive, supplement, discharge, cancel or terminate any provision of Article XII so long as no additional duties are required to be assumed by Credit Parties. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof. The schedules attached hereto may be amended or supplemented by Credit Parties upon delivery to Lender of such amendments or supplements and, except as expressly provided otherwise in this Agreement, the written approval thereof by Lender in its Permitted Discretion.

      13.9 APPROVALS AND DUTIES

            Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is subject of any Loan Document may be granted or withheld by Lender, as applicable, in their sole and absolute discretion, but subject to

Loan and Security Agreement (Ashford)
any applicable standard of action, approval or review set forth in the Intercreditor Agreements. Other than Lender's duty of reasonable care with respect to Collateral delivered pursuant to the Pledge Agreements, Lender shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

      13.10 PUBLICITY; CONFIDENTIALITY

            (a) Credit Parties agree that Lender shall have the right to review and approve all materials that any Credit Party or any of their respective Affiliates prepares or proposes to transmit or disclose that contain Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Nothing contained in any Loan Document is intended to permit or authorize any Credit Party or any of its Affiliates to contract on behalf of Lender. The parties hereto agree that Lender and its Affiliates may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and
(ii) use Borrower's name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes in accordance with the specifications and restrictions set forth on Schedule 13.10.

            (b) Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to Lender's Affiliates and Lender's and its Affiliates' directors, officer, directors, employees, agents, legal counsel and other advisors and Lender's and its Affiliate's lenders and funding or financing sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required by applicable laws or regulations or by any court order, subpoena or other legal process, (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement, any other Loan Document or the enforcement of rights hereunder or thereunder, at law or in equity, (v) in connection with any litigation between or among Lender and Borrower, (vi) subject to an agreement containing provisions substantially the same as those of this Section 13.10(b), to any assignee of or participant in, or any prospective assignee of or participant in, any of Lender's rights or obligations under this Agreement, (vii) with the consent of Borrower or (viii) to the extent such Information (x) was or becomes publicly available other than as a result of a breach of this Section 13.10(b) by the applicable party seeking to use such information or (y) was or becomes available to Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section 13.10(b), "Information" means all non-public information received from Borrower relating to any of the Mortgage Loans or underlying Hotels relating thereto (or loans proposed by Borrower hereunder to be, but not accepted as Mortgage Loans for purposes hereof), Collateral, Borrower, any Credit Party or any of their respective Affiliates or Subsidiaries or any of their respective businesses.

      13.11 RELEASE OF COLLATERAL

            Subject to Section 13.3, promptly following full performance and satisfaction and indefeasible payment in full in cash of all Obligations (other than indemnity obligations under

Loan and Security Agreement (Ashford)
the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) and the termination of this Agreement, the Liens created hereby shall terminate and Lender shall execute and deliver such documents, at Borrower's expense, as are necessary to release Lender's Liens in the Collateral and shall return the Collateral to Borrower; provided, however, that the parties agree that, notwithstanding any such termination or release or the execution, delivery or filing of any such documents or the return of any Collateral, if and to the extent that any such payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Lender and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Lender. Lender shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered except that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person's own acts.

        [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

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                                       73

            IN WITNESS WHEREOF, each of the parties has duly executed this Loan and Security Agreement as of the date first written above.

                                    BORROWER:

                                    ASHFORD FINANCE SUBSIDIARY I LP, a
                                    Delaware limited partnership

                                    By: Ashford Finance Subsidiary I GP LLC, a
                                        Delaware limited liability company,
                                        its general partner

                                    By: Ashford Hospitality Finance LP, a
                                        Delaware limited partnership, its sole
                                        member

                                    By: Ashford Hospitality Finance General
                                        Partner LLC, a Delaware limited
                                        liability company, its general partner

                                    By: /s/ DAVID A. BROOKS
                                        ----------------------------------------
                                            David A. Brooks
                                            Vice President and Secretary

                                    14185 Dallas Parkway, Suite 1100
                                    Dallas, Texas 75254
                                    Attention: Douglas A. Kessler
                                    Telephone: (972) 778-9452
                                    Facsimile: (972) 490-9605
                                    Email: dkessler@ahtreit.com

Loan and Security Agreement (Ashford)

                                    With a copy to:

                                    14185 Dallas Parkway, Suite 1100
                                    Dallas, Texas 75254
                                    Attention: David A. Brooks
                                    Telephone: (972) 778-9207
                                    Facsimile: (972) 490-9605
                                    Email: dbrooks@ahtreit.com

                                    Morrison & Foerster LLP
                                    555 West Fifth Street
                                    Suite 3500
                                    Los Angeles, CA 90013-1024
                                    Attention: Thomas R. Fileti
                                    Telephone: (213) 892-5276
                                    Facsimile: (213) 892-5454
                                    Email: tfileti@mofo.com

Loan and Security Agreement (Ashford)

                                    CREDIT PARTIES:

                                    ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

                                    By: Ashford OP General Partner LLC,
                                    a Delaware Limited Liability Company,
                                    its general partner

                                    By: /s/ DAVID A. BROOKS
                                        ----------------------------------------
                                    Name: David A. Brooks
                                    Title: Secretary

                                    14185 Dallas Parkway, Suite 1100
                                    Dallas, Texas 75254
                                    Attention: Douglas A. Kessler
                                    Telephone: (972) 778-9452
                                    Facsimile: (972) 490-9605
                                    Email: dkessler@ahtreit.com

                                    With a copy to:

                                    14185 Dallas Parkway, Suite 1100
                                    Dallas, Texas 75254
                                    Attention: David A. Brooks
                                    Telephone: (972) 778-9207
                                    Facsimile: (972) 490-9605
                                    Email: dbrooks@ahtreit.com

                                    Morrison & Foerster LLP
                                    555 West Fifth Street
                                    Suite 3500
                                    Los Angeles, CA 90013-1024
                                    Attention: Thomas R. Fileti
                                    Telephone: (213) 892-5276
                                    Facsimile: (213) 892-5454
                                    Email: tfileti@mofo.com

Loan and Security Agreement (Ashford)

                                    ASHFORD HOSPITALITY TRUST, INC.,
                                    a Maryland corporation

                                    By: /s/ DAVID A. BROOKS
                                        ----------------------------------------
                                    Name: David A. Brooks
                                    Title: Secretary

                                    14185 Dallas Parkway,
                                    Suite 1100
                                    Dallas, Texas 75254
                                    Attention: Douglas A. Kessler
                                    Telephone: (972) 778-9452
                                    Facsimile: (972) 490-9605
                                    Email: dkessler@ahtreit.com

                                    With a copy to:

                                    14185 Dallas Parkway, Suite 1100
                                    Dallas, Texas 75254
                                    Attention: David A. Brooks
                                    Telephone: (972) 778-9207
                                    Facsimile: (972) 490-9605
                                    Email: dbrooks@ahtreit.com

                                    Morrison & Foerster LLP
                                    555 West Fifth Street
                                    Suite 3500
                                    Los Angeles, CA 90013-1024
                                    Attention: Thomas R. Fileti
                                    Telephone: (213) 892-5276
                                    Facsimile: (213) 892-5454
                                    Email: tfileti@mofo.com

Loan and Security Agreement (Ashford)

                                    LENDER:

                                    CAPITALSOURCE FINANCE LLC

                                    By: /s/ PIERRETTE BRADSHAW
                                        ----------------------------------------
                                    Name: Pierette Bradshaw
                                    Title: General Counsel

                                    CapitalSource Finance LLC
                                    4445 Willard Avenue, 12th Floor
                                    Chevy Chase, MD 20815
                                    Attention: Structured Finance Group,
                                               Portfolio Manager
                                    Telephone: (301) 841-2700
                                    Facsimile: (301) 841-2360
                                    E-Mail: bdonaldson@capitalsource.com

Loan and Security Agreement (Ashford)